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Filed Pursuant to Rule 424(b)(5)
Registration Number 333-227661

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Shares of Beneficial Interest	24,918,421	$18.25	$454,761,183.25	$55,117.06

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To prospectus dated October 2, 2018)

24,918,421 Shares

Select Income REIT

Common Shares of Beneficial Interest

        Government Properties Income Trust, or GOV or the selling shareholder, is offering 24,918,421 of our common shares of beneficial interest, par value $.01 per share. We will not receive any proceeds from the sale of our shares by the selling shareholder.

        Our common shares are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol "SIR." The last reported sale price for our common shares on October 3, 2018 was $18.91 per share. We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2012. Our Board of Trustees has the power to refuse to permit a transfer of our common shares if it determines such transfer would jeopardize our qualification for taxation as a REIT. Among other things, our declaration of trust provides that no person may own, or be deemed to own, more than 9.8% in value or number, whichever is more restrictive, of our outstanding common shares. See "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Restrictions on Ownership and Transfer of Shares" in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common shares.

        Investing in our common shares involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement, as well as the risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017, or our Annual Report, which was filed with the Securities and Exchange Commission, or the SEC, on February 16, 2018.

	Per Share	Total
Public offering price	$18.25	$454,761,183
Underwriting discount	$0.775625	$19,327,350
Proceeds, before expenses, to the selling shareholder	$17.474375	$435,433,833

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The common shares will be ready for delivery on or about October 9, 2018.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	Morgan Stanley

Joint Lead Managers

RBC Capital Markets	Wells Fargo Securities

Co-Managers

B. RILEY FBR	Baird	BB&T Capital Markets	D.A. Davidson & Co.

Janney Montgomery Scott	JMP Securities	Oppenheimer & Co.	Raymond James

The date of this prospectus supplement is October 3, 2018.

        References in this prospectus supplement to "SIR," "we," "us," or "our" mean Select Income REIT without giving effect to any of the Transactions (as defined below), unless otherwise stated or the context otherwise requires. References in this prospectus supplement to "common shares" are to our common shares of beneficial interest, par value $.01 per share, unless otherwise stated or the context otherwise requires.

        This prospectus supplement and the accompanying prospectus include information that is incorporated or deemed to be incorporated by reference herein and therein, and references to information included in this prospectus supplement or the accompanying prospectus include such information. It is important for you to read and consider all information included in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, in making your investment decision. See the documents to which we have referred you in "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in "Where You Can Find More Information" and "Information Incorporated by Reference" in the accompanying prospectus.

        This prospectus supplement contains the terms of this offering. A description of our common shares is set forth in the accompanying prospectus under the caption "Description of Common Shares of Beneficial Interest." This prospectus supplement may add, update or change information in the

S-i

accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling shareholder and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The selling shareholder is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference is accurate only as of the respective dates of such documents or other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

SUMMARY

The Company

        We are a REIT formed in 2011 under the laws of the State of Maryland. As of June 30, 2018, our consolidated portfolio consisted of 367 buildings, leasable land parcels and easements with approximately 45.7 million rentable square feet that were approximately 94.8% leased (based on rentable square feet). As of June 30, 2018, our properties were leased to 324 different tenants, with a weighted average (based on annualized rental income) remaining lease term of approximately 8.8 years. As of June 30, 2018, we also owned 45,000,000 common shares of beneficial interest of Industrial Logistics Properties Trust, a Maryland real estate investment trust, or ILPT, or approximately 69.2% of ILPT's outstanding common shares as of such date.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8303. Our website address is www.sirreit.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Pending Merger of SIR with and into GOV and certain other Transactions

Agreement and Plan of Merger

        On September 14, 2018, we entered into an Agreement and Plan of Merger, or the Merger Agreement, with GOV and GOV's wholly owned subsidiary, GOV MS REIT, a Maryland REIT, or Merger Sub, pursuant to which we have agreed to merge with and into Merger Sub, with Merger Sub as the surviving entity in the merger, or the Merger. Upon the effective time of the Merger, or the Effective Time, each of our outstanding common shares (other than any shares owned by GOV or us or our or GOV's respective wholly owned subsidiaries and in each case not held on behalf of third parties, but not including our common shares being sold by GOV in this offering) will be converted into the right to receive 1.04 newly issued common shares of GOV, or GOV Common Shares. Under the Merger Agreement, the exchange ratio is fixed and will not be adjusted to reflect changes in the market price of our common shares or GOV Common Shares prior to consummation of the Merger.

        Immediately after the Merger, GOV expects Merger Sub to merge with and into GOV, with GOV as the surviving entity, and GOV will change its name to "Office Properties Income Trust," following which its ticker symbol on Nasdaq will be changed to "OPI." GOV has indicated that it expects that immediately following this merger, GOV will effect a reverse stock split of the GOV Common Shares pursuant to which every four common shares of the combined company will be converted into one common share of the combined company. The RMR Group LLC, or RMR LLC, which currently manages us and GOV, will be the manager of the combined company following consummation of the Merger.

        We and GOV are working to consummate the Merger by December 31, 2018. However, the completion of the Merger is subject to the satisfaction of various conditions, including, among other things: (1) approval of the Merger and the other transactions contemplated by the Merger Agreement to which we are a party by at least a majority of all the votes entitled to be cast by holders of our outstanding common shares entitled to vote at a special meeting of our shareholders held to consider the Merger and such other transactions to which we are a party; and (2) approval of the issuance of GOV Common Shares in the Merger by at least a majority of all the votes cast by the holders of outstanding GOV Common Shares entitled to vote at a special meeting of GOV's shareholders held for that purpose. Accordingly, no assurance can be given that the Merger will be consummated within the anticipated timeframe described above or at all.

        We have set October 1, 2018 as the record date, or the Record Date, for shareholders eligible to vote at the special meeting of our shareholders at which the approval of the Merger and the other transactions contemplated by the Merger Agreement to which we are a party will be considered. Since GOV was the holder of the 24,918,421 common shares offered hereby on the Record Date, GOV will be entitled to vote these shares at the special meeting, and purchasers of common shares in this offering, as they will not be record holders of our common shares as of the Record Date, will not be entitled to vote at the special meeting with respect to such shares, unless a new record date for such meeting is set following the completion of this offering. Pursuant to the terms of the Merger Agreement, GOV must vote all 24,918,421 of our common shares that it owns, representing approximately 27.8% of our outstanding common shares as of June 30, 2018, in favor of approval of the Merger and the other transactions contemplated by the Merger Agreement to which we are a party at the special meeting of our shareholders.

        Contemporaneously with the execution and delivery of the Merger Agreement, we and RMR LLC entered into a letter agreement, or the RMR LLC Letter Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, we and RMR LLC have agreed that, effective upon consummation of the Merger, we shall have terminated our business and property management agreements with RMR LLC for convenience, and RMR LLC shall have waived its right to receive payment of the termination fee due on account thereof. This waiver by RMR LLC applies only in respect of the Merger and does not apply in respect of any "competing proposal" or "superior proposal", as those terms are defined in the Merger Agreement, or to any other transaction or arrangement.

Other Transactions

        Pursuant to the terms of the Merger Agreement, GOV has agreed that, prior to the Effective Time, GOV will sell, for cash consideration, all of the 24,918,421 of our common shares that it owns and is offering hereby. We have agreed that we will, subject to the satisfaction of certain conditions, declare and, at least one business day prior to the closing of the Merger, pay, a pro rata distribution to our shareholders of the 45,000,000 common shares of ILPT that we own, or the ILPT Distribution. We expect that our shareholders as of the record date for the ILPT Distribution will receive approximately 0.503 of an ILPT common share for each of our common shares. The Merger, GOV's sale of our common shares that it owns, the ILPT Distribution and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the Transactions.

        The foregoing descriptions of the Merger Agreement, the RMR LLC Letter Agreement and the Transactions are not complete and are subject to and qualified in their entirety by reference to our Current Report on Form 8-K dated September 14, 2018, or the September 2018 Form 8-K, which is incorporated herein by reference, and to the Merger Agreement and the RMR LLC Letter Agreement, which were filed as Exhibits 2.1 and 10.1, respectively, to the September 2018 Form 8-K.

        This offering is not conditioned on the consummation of the Merger or any of the other Transactions. If the Merger or the ILPT Distribution is not consummated, purchasers of our common shares in this offering will own only an interest in us and not have any benefit of the combined company or the direct ownership of ILPT common shares.

Value of Merger Consideration and ILPT Distribution

        Our shareholders as of the Effective Time will receive 1.04 GOV Common Shares for each of our common shares, with a value of $11.37, based on the $10.93 closing price of GOV Common Shares on October 1, 2018. Additionally, based on our common shares outstanding as of the date of this prospectus supplement, our shareholders on the record date for the expected ILPT Distribution are expected to receive approximately 0.503 of an ILPT common share for each of our common shares they hold, with a value of $11.45, based on the $22.79 closing price of ILPT's common shares on October 1, 2018. The value of the GOV Common Shares received in the Merger will depend upon the market price of GOV Common Shares at the Effective Time, and such market price may be lower than the current market price. See "Risk Factors—Risks Relating to the Merger and the other Transactions—The exchange ratio is fixed and will not be adjusted for any changes in the market price of either GOV Common Shares or our common shares." The value of the ILPT common shares received in the ILPT Distribution will depend upon the market price of ILPT common shares on the payment date of the ILPT Distribution and such market price may be lower than the current market price.

The Combined Company Following the Merger

        Based on properties that we (excluding ILPT) and GOV owned as of June 30, 2018, and after giving effect to (1) the completion of the sale of one building after such date, (2) the expected sales of one property (one building) and one property portfolio with eight properties (34 buildings) that are subject to binding sale agreements and (3) the expected sale of one property portfolio with 11 properties (15 buildings) that is subject to a letter of intent, containing an aggregate of 3.8 million square feet, for aggregate gross proceeds of approximately $450.3 million, or the Other Asset Dispositions, and giving effect to the market price of GOV Common Shares as of September 27, 2018, the combined company following the Merger is expected to own 160 properties (213 buildings) located in 38 states and the District of Columbia containing 30.2 million rentable square feet, and have undepreciated gross assets of $5.9 billion and total assets of $5.5 billion. As of June 30, 2018, as adjusted as described in the preceding sentence, these properties were 92% leased (based on rentable square feet) to 415 different tenants, and the average remaining lease term of these properties, weighted by annualized rental income, was 6.1 years, with leases expiring between 2018 and 2021 contributing approximately 29% of the combined company's annualized rental income.

        The combined company is expected to focus its investments in office properties primarily in markets that it believes have strong economic fundamentals to support growth, including (1) properties primarily leased to single tenants that are strategic to the tenants and which may include built-to-suit properties, corporate headquarters and buildings where tenants have invested meaningful capital, with a minimum remaining lease term of at least seven years and (2) properties leased to government tenants, including single and multi-tenant buildings, with a focus on agencies that have high security needs or a mission strategic to the buildings' locations. The combined company is also expected to seek investments primarily in first generation buildings where it believes that there is a reasonably high likelihood of renewing the tenants in place and where it expects ongoing capital needs to be relatively modest when compared to older buildings. Based on properties that we (excluding ILPT) and GOV owned as of June 30, 2018, and after giving effect to the Other Asset Dispositions, 60.1% of the combined company's annualized rental income is expected to be paid by investment grade rated tenants (or their payment obligations to the combined company will be guaranteed by investment grade rated parents) and an additional 5.7% of the combined company's annualized rental income is expected to be paid by subsidiaries of investment grade rated parents (although these parent entities will not be liable for rental income payable to the combined company).

        Additionally, the combined company may sell certain assets and use the net proceeds therefrom to reduce its outstanding indebtedness. We and GOV have identified 23 properties (27 buildings) (in addition to those that are the subject of the Other Asset Dispositions described above) for potential sale that contain approximately 5.2 million square feet and that we estimate have a value of approximately $750 million, based on our knowledge of the properties, local markets and multiples on projected cash flows. Such properties, however, have not yet been marketed for sale by either GOV or us, and the combined company may not be able to sell these properties or may sell these properties at prices that are less than our current estimates of sales prices. No assurance can be given that these sales or the sales of the properties included in the Other Asset Dispositions that have not yet been sold will be consummated. See "Risk Factors—Risks Relating to GOV after Consummation of the Merger and the other Transactions—GOV may not complete its plan to sell certain assets to reduce its leverage and any failure to complete such asset sales could adversely affect the combined company's credit profile." Alternatively, in lieu of selling the 23 properties (27 buildings) described above, the combined company may sell some or all of the approximately 2.8 million shares of class A common stock of The RMR Group Inc., or RMR Inc., that it will own following completion of the Merger, though any such sale would be subject to the sole discretion and approval of the combined company's board of trustees.

        The combined company will be diversified by tenant, industry and geography. Based on GOV's and our portfolios, as of June 30, 2018, excluding ILPT and after giving effect to the Other Asset Dispositions (but not giving effect to the $750 million of assets identified by us and GOV to be sold following the closing of the Merger):

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  The combined company's largest tenant will be the U.S. government, which will contribute 26.6% of annualized rental income. No other tenant will contribute more than 2.8% of annualized rental income, and the top ten tenants will contribute 46% of annualized rental income.

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  The combined company's tenants will operate in more than nine industries with governmental tenants contributing 40% of annualized rental income, technology and communications tenants contributing 16% of annualized rental income, legal and consulting tenants contributing 13% of annualized rental income, and real estate and financial tenants contributing 11% of annualized rental income.

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  The combined company will be geographically diverse with properties located in Virginia contributing 15% of annualized rental income, in California contributing 11% of annualized rental income, in Texas contributing 11% of annualized rental income, the District of Columbia contributing 10% of annualized rental income and Maryland contributing 7% of annualized rental income.

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  Leases contributing 14% of the combined company's annualized rental income will expire prior to January 1, 2020, 8% during 2020, 7% during 2021, 9% during 2022, 10% during 2023 and 52% thereafter.

The Combined Company—Expected Distributions

        Following the Merger, the combined company is expected to continue to declare and pay common share distributions on a quarterly basis in cash. In addition, we and GOV are permitted under the Merger Agreement, upon prior notice to the other, to declare and pay a pro rata cash quarterly distribution for the portion of the quarterly period ending on the closing date of the Merger. The decision to declare such a pro rata distribution will be determined at the discretion of the applicable board of trustees, and neither our nor GOV's shareholders have any contractual or other legal right to such a distribution.

        We and GOV expect that the combined company's annual dividend rate after the completion of the Merger will range between $0.50 and $0.60 per common share (before giving effect to the one-for-four reverse stock split described above), based on a target payout ratio of 75% of projected cash available for distribution after the proposed asset sales of up to $750 million. However, the timing, amount and form of any future distributions will be determined at the discretion of the combined company's board of trustees and will depend upon various factors that such board of trustees deems relevant, including the combined company's results of operations and financial condition, the availability of debt and equity capital, expected future capital requirements and operating performance, the combined company's funds from operations, or FFO, and its normalized FFO, restrictive covenants in the combined company's financial or other contractual arrangements (including those in its credit agreement and with its senior unsecured notes indentures and their supplements), tax law requirements to maintain the combined company's qualification for taxation as a REIT, restrictions under Maryland law, and the combined company's expected need for and availability of cash to pay its obligations and the relative success of property sales and/or the sale of class A common stock in RMR Inc. Therefore, neither we nor GOV can be sure that the combined company will continue to pay distributions in the future or that the amount of any distributions it does pay will be within the range described above. The annual cash dividends per share expected to be paid by the combined company are lower than GOV's current annualized distribution of $1.72 per share and our current annualized distribution of $2.04 per share. See "Risk Factors—Risks Relating to an Investment in GOV Common Shares Following the Merger—Following the Merger, the combined company will not continue to pay distributions at or above the rate currently paid by GOV or us."

Comparison of Rights of Our Shareholders and GOV Shareholders

        The rights of our shareholders are governed by the provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law, our declaration of trust and bylaws and certain provisions of the Maryland General Corporation Law, or MGCL, that are incorporated in the Maryland REIT Law and by our declaration of trust and bylaws, and the rights of GOV shareholders are governed by the Maryland REIT Law, GOV's declaration of trust and bylaws and certain provisions of the MGCL that are incorporated in the Maryland REIT Law and by GOV's declaration of trust and bylaws. Upon consummation of the Merger, SIR shareholders will become GOV shareholders and, accordingly the Maryland REIT Law and GOV's declaration of trust and bylaws will govern their rights.

        As of the date of this prospectus supplement, there are no material differences between the rights of our shareholders and the rights of GOV shareholders under our governing documents and those of GOV and the above described laws which govern us and GOV. Further, neither we nor GOV anticipate any changes to our respective declarations of trust or bylaws in connection with the consummation of the Merger or the other Transactions, other than GOV's contemplated amendment to its declaration of trust to increase the authorized GOV Common Shares.

        The foregoing does not include a complete description of the specific rights of our shareholders and GOV's shareholders. For a more complete understanding of the rights of our shareholders and GOV's shareholders, please refer to the provisions of the Maryland REIT Law and the MGCL, and the respective declaration of trust and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, of us and GOV, which have previously been filed with the SEC. Our declaration of trust and bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus supplement forms a part, and GOV's declaration of trust and bylaws have been filed with the SEC as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2017.

THE OFFERING

Shares being offered by the selling shareholder	24,918,421 of our common shares
Shares outstanding after the offering	89,550,528 of our common shares (as of October 2, 2018)
Nasdaq symbol	SIR
Use of proceeds

The selling shareholder will receive all of the net proceeds from the sale of our common shares in this offering. We will not receive any proceeds from the sale of our common shares in this offering. See "Use of Proceeds."

Conflicts of Interest

Affiliates of certain of the underwriters, including Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, are lenders under the selling shareholder's revolving credit facility and term loans. We have been advised by the selling shareholder that it intends to use the net proceeds from this offering to reduce its outstanding indebtedness. Accordingly, affiliates of these underwriters may receive pro rata portions of the net proceeds from this offering. In addition, Citigroup Global Markets Inc. is the exclusive financial advisor to GOV in the Merger and will receive a fee in connection with the consummation of the Merger.

See "Underwriting (Conflicts of Interest)—Conflicts of Interest."
Risk Factors

Investing in our common shares involves risks. You should carefully consider the risks described under the caption "Risk Factors" beginning on page S-7 of this prospectus supplement and in the "Risk Factors" section of our Annual Report. See "Risk Factors," "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement.

RISK FACTORS

        Investing in our common shares involves risks. Before purchasing our common shares, you should carefully review the risks described below and the risks described in the "Risk Factors" section of our Annual Report. Additionally, if the Merger is consummated, our common shares will be exchanged for GOV Common Shares and we will distribute the common shares of ILPT that we own to our shareholders in the ILPT Distribution. Additional risks associated with investing in GOV Common Shares and ILPT common shares are described in the "Risk Factors" section of GOV's Annual Report on Form 10-K for the year ended December 31, 2017 and ILPT's Annual Report on Form 10-K for the year ended December 31, 2017, respectively, each of which is incorporated herein by reference. If any of these risks occurs, our business, financial condition, liquidity, results of operations and prospects and our ability to service our debt and make distributions to our shareholders could be materially and adversely affected.

Risks Relating to the Merger and the other Transactions

The exchange ratio is fixed and will not be adjusted for any changes in the market price of either GOV Common Shares or our common shares.

        At the Effective Time, each of our common shares (other than any shares owned by GOV or us or our or GOV's respective wholly owned subsidiaries and in each case not held on behalf of third parties) outstanding immediately prior to the Effective Time will be converted into the right to receive 1.04 newly issued GOV Common Shares, with cash paid in lieu of fractional shares. The exchange ratio is fixed in the Merger Agreement and will not be adjusted for changes in the market price of GOV Common Shares or our common shares. Changes in the market price of GOV Common Shares prior to the consummation of the Merger and the other Transactions will affect the market value of the merger consideration. The market price of GOV Common Shares and our common shares may change as a result of a variety of factors (many of which are beyond GOV's and our control), including the following:

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  market reaction to the announcement of the Merger, the issuance of GOV Common Shares in the Merger and the other Transactions and the prospects of the combined company;

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  changes in our or GOV's respective businesses, operations, assets, liabilities, financial position and prospects, and with respect to us, ILPT, or in the market's assessments thereof;

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  changes in the operating performance of us, GOV, ILPT (with respect to us) or similar companies;

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  changes in market valuations of similar companies;

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  market assessments of the likelihood that the Merger and the other Transactions will be completed;

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  the possibility that persons may engage in short sales of our common shares, GOV Common Shares or ILPT common shares;

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  interest rates, general market and economic conditions and other factors generally affecting the price of GOV Common Shares and our common shares;

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  federal, state and local legislation, governmental regulation and legal developments in the businesses in which we, GOV and ILPT (with respect to us) operate;

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  dissident shareholder activity;

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  changes that affect the commercial real estate market generally;

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  changes in the United States or global economy or capital, financial or securities markets generally; and

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  other factors beyond our, GOV's or ILPT's control, including those described and referred to above under this "Risk Factors" section.

        Changes in the market price of GOV Common Shares or our common shares prior to the consummation of the Merger and the other Transactions will affect the market value of the merger consideration. The market price of GOV Common Shares at the consummation of the Merger may vary from the price on the date the Merger Agreement was executed, on the date hereof and on the date of pricing of this offering. As a result, the market value of the merger consideration represented by the exchange ratio will also vary. Because the Merger will be completed (if at all) after the date hereof and the date of the pricing of this offering, you will not know the exact market price of GOV Common Shares that our shareholders will receive upon consummation of the Merger. You should therefore consider that:

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  if the market price of GOV Common Shares increases between the date hereof or the date of the pricing of this offering and the closing of the Merger, purchasers of shares in this offering who continue to hold such shares at the Effective Time will receive GOV Common Shares that have a market value upon consummation of the Merger that is greater than the market value of such shares calculated pursuant to the exchange ratio on the date the Merger Agreement was signed, the date hereof or the date of the pricing of this offering, respectively; and

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  if the market price of GOV Common Shares declines between the date hereof or the date of the pricing of this offering and the closing of the Merger, purchasers of shares in this offering who continue to hold such shares at the Effective Time will receive GOV Common Shares that have a market value upon consummation of the Merger that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the Merger Agreement was signed, the date hereof or the date of the pricing of this offering, respectively.

The Merger and the other Transactions are subject to the satisfaction or waiver of a number of conditions, including certain conditions that may not be satisfied, or completed on a timely basis, if at all. Failure to complete the Merger and the other Transactions could have material and adverse effects on us or GOV.

        The consummation of the Merger and the other Transactions is subject to the satisfaction or waiver of a number of conditions, including, among others, the receipt of approval by GOV's shareholders and the receipt of approval by our shareholders, the completion of this offering and the declaration and payment of the ILPT Distribution. These conditions make the completion, and the timing of the completion, of the Merger uncertain. Also, either we or GOV may terminate the Merger Agreement if the Merger is not completed by June 30, 2019, except that this right to terminate the Merger Agreement will not be available to a party if that party failed to fulfill its obligations under the Merger Agreement and that failure was a principal cause of, or, resulted in, the failure of the Merger to be completed on or before such date.

        We and GOV cannot provide assurance that the Merger will be consummated on the terms or timeline currently contemplated, or at all. If the Merger or certain of the other Transactions are not completed on a timely basis, or at all, we and GOV may be adversely affected and subject to a number of risks, including the following:

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  we and GOV will be required to pay our respective costs relating to the Merger and the other Transactions, such as legal, accounting, financial advisory and printing fees, whether or not such transactions are completed;

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  the time and resources committed by our and GOV's respective management to matters relating to the Merger and the other Transactions could otherwise have been devoted to pursuing other opportunities;

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  the market price of GOV Common Shares, our common shares or ILPT common shares could decline to the extent that the current market price reflects, and is positively affected by, a market assumption that the Merger and the other Transactions will be completed; and

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  if this offering and/or the ILPT Distribution are completed but the Merger is not ultimately consummated, we and/or GOV, as applicable, may not realize the anticipated benefits of the Merger and, with respect to this offering, GOV will no longer have an equity interest in or any control over us, benefit from our income or receive distributions from us, and, with respect to the ILPT Distribution, we will be a significantly smaller company that will no longer have an equity interest in or any control over ILPT, benefit from ILPT's income or receive distributions from ILPT.

We or GOV may waive one or more of the conditions to the Merger or the other Transactions or otherwise amend or modify the terms of the Merger Agreement or the other Transactions, any of which may be material.

        After the completion of this offering, we or GOV may determine to waive to the extent allowed by applicable law, in whole or in part, one or more of the conditions to our obligations to consummate the Merger or the other Transactions or we or GOV may determine to amend or modify the terms of the Merger Agreement, the Merger or the other Transactions after the completion of this offering. Any such waiver, amendment or modification may be material and may, in certain circumstances, be without re-soliciting shareholder approval. Any determination whether to waive any condition to the Merger or other Transactions or otherwise amend or modify the terms of the Merger Agreement or the other Transactions will be made by GOV or us, as applicable, at the time of such waiver, amendment or modification based on the facts and circumstances as they exist at that time.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of either GOV or us or could result in any competing proposal being at a lower price than it might otherwise be.

        The Merger Agreement contains provisions that, subject to certain exceptions, restrict the ability of each of GOV and us to initiate, solicit, propose, knowingly encourage or knowingly facilitate competing third-party proposals to effect, among other things, a merger, reorganization, share exchange, consolidation or the sale of 20% or more of our or GOV's shares or consolidated net revenues, net income or total assets. In addition, either we or GOV generally have an opportunity to offer to modify the terms of the Merger Agreement in response to any competing superior proposal (as defined in the Merger Agreement) that may be made to the other party before our or GOV's board of trustees, as the case may be, may withdraw or modify its recommendation in response to such superior proposal or terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of GOV or us from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share value or implied premium to our shareholders than the value proposed to be received or realized in the Merger and the other Transactions, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay.

Our, GOV's and ILPT's business and property management agreements with RMR LLC contain provisions that could discourage a potential competing acquirer of either GOV or us or could result in any competing proposal being at a significantly lower price than it might otherwise be.

        The termination of our, GOV's or ILPT's business and property management agreements with RMR LLC may require us, GOV or ILPT, as applicable, to pay a substantial termination fee to RMR LLC, including in the case of a termination by us, GOV or ILPT, as applicable, for convenience or for a performance reason or, in the case of a termination by RMR LLC, for good reason. RMR LLC agreed to waive its right to receive payment of the termination fee otherwise due under its business and property management agreements with us upon the termination of those agreements when the Merger is consummated. This waiver by RMR LLC applies only in respect of the Merger and does not apply in respect of any competing proposal or superior proposal (as defined in the Merger Agreement) or other transaction or arrangement. The termination provisions of our, GOV's or ILPT's business and property management agreements with RMR LLC substantially increase the cost to us, GOV and ILPT of terminating these agreements, which may discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of us, GOV or ILPT from considering or proposing such an acquisition or could result in any competing proposal being at a significantly lower price than it might otherwise be.

GOV's ownership of our common shares could discourage a potential competing acquirer of us.

        Because GOV owned approximately 27.8% of our common shares outstanding as of the Record Date, it will have significant influence over the outcome of the proposals voted on at the special meeting of our shareholders. This will be true even though this offering will be completed after the Record Date, unless a new record date for such meeting is set following the completion of this offering. GOV's significant ownership of us as of the Record Date may discourage a potential competing acquirer of us, including transactions in which our shareholders might otherwise receive a premium for their common shares that may reflect a premium or implied value greater than the amounts our shareholders would receive in the Merger and the other Transactions.

Purchasers of our common shares in this offering will not have the right to vote on the Merger.

        GOV's sale of our common shares in this offering will occur after the Record Date we have set for our shareholders entitled to vote at the special meeting of our shareholders on the Merger and the other transactions contemplated by the Merger Agreement to which we are a party. Pursuant to the terms of the Merger Agreement, GOV must vote all of our common shares owned by it, which as of the Record Date represented approximately 27.8% of our outstanding common shares as of such date, in favor of approval of the Merger and the other transactions contemplated by the Merger Agreement to which we are a party. Therefore, unless a new record date for such meeting is set following the completion of this offering, purchasers of our common shares will not have a right to vote with respect to the Merger and the other transactions contemplated by the Merger Agreement to which we are a party.

Completion of the ILPT Distribution is subject to a number of conditions.

        Pursuant to the Merger Agreement, we have agreed, subject to the satisfaction of the other mutual closing conditions, including the receipt of shareholder approval from our shareholders and GOV shareholders as described above, and the condition that no event, change, effect or development has occurred that has had, or would reasonably be expected to have, a material adverse effect for either us or GOV, to declare and, at least one business day prior to the closing date of the Merger, pay the ILPT Distribution. These conditions make the completion, and the timing of the completion, of the ILPT Distribution uncertain. In the event that the conditions to the ILPT Distribution are not satisfied or waived, our shareholders, including purchasers of our common shares in this offering, will not receive any ILPT common shares and the Merger may not be consummated.

Completion of the ILPT Distribution is not conditioned upon consummation of the Merger. As a result, there is a risk that the ILPT Distribution will be completed and the Merger will not be consummated, leaving us a significantly smaller company that will no longer benefit from ILPT's income or receive distributions from ILPT.

        It is a condition to the completion of the Merger that we declare, and pay at least one business day prior to the closing date of the Merger, the ILPT Distribution. While completion of the ILPT Distribution is subject to certain conditions as described in the Merger Agreement, including GOV shareholder approval of the issuance of GOV Common Shares in the Merger and our shareholder approval of the Merger and the other transactions contemplated by the Merger Agreement to which we are a party, the ILPT Distribution is not conditioned upon the consummation of the Merger. In the event that the conditions to the ILPT Distribution are satisfied and the ILPT Distribution is completed, there will be a delay between the completion of the ILPT Distribution and the closing of the Merger, and there is a risk that the Merger may not be consummated. If the ILPT Distribution is completed and the Merger is not consummated, we will then be a significantly smaller company that will no longer benefit from ILPT's income or receive distributions from ILPT, which could materially and adversely impact us and our operating results, financial condition and access to, and cost of, capital.

The pendency of the Merger and the other Transactions could adversely affect our and GOV's business and operations.

        During the pendency of the Merger and the other Transactions, due to operating covenants in the Merger Agreement, we and GOV may each be unable to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and pursue other actions that are not in the ordinary course of business, even if such actions would prove beneficial to us or GOV, respectively. In addition, some tenants or vendors may delay or defer decisions related to their business dealings with us and/or GOV, which could negatively impact our or GOV's revenues, earnings, cash flows or expenses, regardless of whether the Merger or certain other Transactions are completed.

GOV's shareholders and our shareholders will be diluted by the consummation of the Merger.

        The consummation of the Merger will dilute the ownership position of existing GOV shareholders and result in our shareholders having an ownership stake in GOV that is smaller than their current stake in us. Upon consummation of the Merger, based upon the number of GOV Common Shares and our common shares outstanding on the Record Date, we estimate that the GOV shareholders immediately prior to the Merger (in their capacities as such) will own approximately 51.6% of the GOV Common Shares outstanding as a result of the Merger and the shareholders of us immediately prior to the Merger (in their capacities as such) will own approximately 48.4% of the GOV Common Shares outstanding as a result of the Merger, in each case without taking into account whether any of those GOV shareholders were also shareholders of us at that time. Consequently, our and GOV's shareholders may have less influence over the management and policies of GOV after the Effective Time than they currently exercise over our and GOV's management and policies, respectively.

Certain of our and GOV's trustees and executive officers and our and GOV's manager, RMR LLC, have interests in the Merger and the other Transactions that are different from, or in addition to, the interests of our shareholders and GOV's shareholders generally, which may create potential conflicts of interest or the appearance thereof.

        The interests of our and GOV's trustees and executive officers and our and GOV's manager, RMR LLC, include, among other things, the continued service as a trustee or executive officer of the combined company following the Merger, certain rights to continuing indemnification and directors' and officers' liability insurance for our Trustees and executive officers, continuation of GOV's management agreements with RMR LLC following the Merger and the potential for increased fees payable to RMR LLC in connection with the Merger and the other Transactions. There is a risk that these interests may influence the trustees and executive officers and RMR LLC to support the Merger and the other Transactions.

The interests of certain of our and GOV's trustees and executive officers and RMR LLC in the Merger and the other Transactions may lead to increased dissident shareholder activity, including litigation, related to the Merger Agreement and the transactions contemplated thereby, which could result in significant costs for us and GOV and materially delay or prevent the completion of the Merger and the other Transactions.

        As noted above, certain of our and GOV's trustees and executive officers and our and GOV's manager, RMR LLC, have interests in the Merger and the other Transactions that are different from, or in addition to, the interests of our and GOV's shareholders generally, which may create potential conflicts of interest or the appearance thereof. These interests of RMR LLC and our and GOV's trustees and executive officers in the Merger and the other Transactions may increase the risk of litigation intended to enjoin or prevent the Merger and the other Transactions and the risk of other dissident shareholder activity related thereto. In the past, and in particular following the announcement of a significant transaction, periods of volatility in the overall market or declines in the market price of a company's securities, shareholder litigation and dissident shareholder proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated or related persons and entities. The relationships described above may precipitate such activities by dissident shareholders and, if instituted against us or GOV or our and GOV's respective trustees or executive officers, such activities could result in substantial costs, a material delay or prevention of the Merger or other Transactions and a diversion of management's attention, even if the shareholder action is without merit or unsuccessful.

Lawsuits may be commenced seeking to enjoin or prevent the Merger or the other Transactions or seeking other relief, which may delay or prevent the completion of the Merger or the other Transactions and result in us or GOV incurring substantial costs.

        Public company merger and acquisition transactions are often subject to lawsuits initiated by plaintiff's counsel seeking to enjoin or prevent the transaction or obtain other relief. We, GOV and our respective trustees, officers and advisors may become subject to similar litigation with respect to the Merger or the other Transactions. We are aware that several law firms have indicated that they are investigating the Merger and related matters, including actions taken by our board of trustees, to determine whether they may seek to assert claims. Any such lawsuit could seek, among other things, injunctive or other equitable relief, including a request to rescind parts of the Merger Agreement and to otherwise enjoin the parties from consummating the Merger or the other Transactions, as well as require payment of fees and other costs by the defendants. We, GOV and any other defendant may incur substantial costs defending any such lawsuit, including the distraction of management's attention, even if such lawsuits are without merit or unsuccessful. No assurance can be made as to the outcome of any such lawsuits. If the plaintiffs were successful in obtaining an injunction prohibiting the parties from completing the Merger or the other Transactions or in obtaining other relief, the completion of the Merger or other Transactions may be prevented or delayed or their terms could change. Our bylaws provide that a party to such a lawsuit may require that such claims be resolved by arbitration. Plaintiffs may also challenge such arbitration provisions, which may result in additional costs and distractions.

The unaudited pro forma condensed consolidated financial statements in GOV's Current Report on Form 8-K, dated October 2, 2018, which was filed by GOV with the SEC on October 2, 2018 and is incorporated by reference into this prospectus supplement, are presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined company following consummation of the Merger and the other Transactions.

        The unaudited pro forma condensed consolidated financial statements incorporated by reference herein from GOV's Current Report on Form 8-K, dated October 2, 2018, are presented for illustrative purposes only and are not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the Merger and the other Transactions been completed on the dates indicated. Further, the combined company's actual results and financial position after the Merger may differ materially and adversely from such unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements reflect adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual purchase price and the fair value of our assets and liabilities as of the date of the consummation of the Transactions. In addition, subsequent to the closing date of the Merger, there will be adjustments to the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from such pro forma condensed consolidated financial statements.

Shareholders who receive ILPT common shares in the ILPT Distribution may not realize the anticipated benefits of such distribution.

        We expect the ILPT Distribution to provide our shareholders with the opportunity to directly participate in any future growth of ILPT and increase both the liquidity and market price of ILPT common shares. The market price of ILPT common shares may change as a result of a variety of factors (many of which are beyond ILPT's control), including, among other things, changes in the business, operations and operating performance of ILPT, changes in general market and economic conditions and changes in the market valuation of similar companies. As a result of the ILPT Distribution, 45,000,000 additional ILPT common shares will be publicly traded, which may cause the market price of ILPT common shares to be more susceptible to market fluctuations and other adverse events, and the market price of ILPT common shares may decline. Additionally, ILPT's business profile may not fit the investment objectives of certain of our shareholders that receive ILPT common shares in the ILPT Distribution and they may elect to sell the ILPT common shares, which could cause declines in the market price of ILPT's common shares. For these and other reasons, our shareholders who receive ILPT common shares in the ILPT Distribution may not realize some or all of the anticipated benefits of such distribution.

Risks Relating to GOV after Consummation of the Merger and the other Transactions

The market price of GOV Common Shares following the Merger may be affected by factors different from those affecting the price of GOV Common Shares or our common shares before the Merger.

        If the Merger is consummated, based on the number of GOV Common Shares and our common shares outstanding as of the Record Date, the GOV shareholders immediately prior to the Merger will own approximately 51.6% of the GOV Common Shares outstanding as a result of the Merger and our shareholders immediately prior to the Merger will own approximately 48.4% of the GOV Common Shares outstanding as a result of the Merger. The results of operations of GOV and the market price of GOV Common Shares after the Merger may be affected by factors different from those currently affecting GOV's or our results of operations and the market price of GOV Common Shares and our common shares. For example, some institutional investors which currently own both our common shares and GOV Common Shares may elect to decrease their ownership in the merged company by selling GOV Common Shares. Accordingly, our and GOV's historical market price and financial results may not be indicative of these matters for GOV after the Merger.

Following the Merger, the principal amount of GOV's indebtedness will increase and GOV may need to incur more debt in the future. Such increase in GOV's indebtedness may increase the risks GOV faces.

        GOV expects to assume our indebtedness upon consummation of the Merger. As of October 1, 2018, GOV had indebtedness of approximately $2.2 billion in principal amount and we had indebtedness of approximately $2.1 billion in principal amount, including ILPT's indebtedness of approximately $428.8 million. GOV's pro forma consolidated indebtedness as of June 30, 2018, after giving effect to the Merger, the other Transactions and the Other Asset Dispositions, would be approximately $2.9 billion in principal amount. GOV's increased indebtedness could have important consequences to holders of GOV Common Shares, including:

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  increasing GOV's vulnerability to general adverse economic and industry conditions;

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  requiring GOV to use a substantial portion of its cash flow from operations to service its indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects, and other general corporate purposes and reduce cash available for distributions;

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  limiting GOV's ability to obtain additional financing to fund GOV's working capital needs, acquisitions, capital expenditures, or other debt service requirements or for other purposes;

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  increasing the costs to GOV of incurring additional debt;

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  increasing GOV's exposure to floating interest rates;

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  limiting GOV's ability to compete with other companies that are not as highly leveraged, as GOV may be less capable of responding to adverse economic and industry conditions;

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  restricting GOV from making strategic acquisitions, developing properties, or exploiting business opportunities;

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  restricting the way in which GOV conducts its business because of financial and operating covenants in the agreements governing GOV's existing and future indebtedness;

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  exposing GOV to potential events of default (if not cured or waived) under covenants contained in debt instruments that could have a material adverse effect on GOV's business, financial condition, and operating results; and

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  limiting GOV's ability to react to changing market conditions in its industry.

        The impact of any of these potential adverse consequences could have a material adverse effect on GOV's results of operations, financial condition and liquidity. If GOV defaults under the agreements governing its indebtedness, GOV may automatically be in default under agreements governing other indebtedness that have cross-default provisions, and further borrowings under GOV's revolving credit facility or term loans will be prohibited and the maturities of outstanding indebtedness under GOV's revolving credit facility, term loans or any other loans may be accelerated.

The Merger or the other Transactions may trigger contractual rights under certain agreements.

        We and GOV are each a party to certain agreements that may trigger prepayment, termination or other rights following a "change in control" or "sale of all or substantially all" of the party's assets.

Any counterparty to such agreements, or holder of debt securities governed by such agreements, may request modifications of its respective agreements as a condition to granting a waiver or consent under such agreements, or they may elect not to grant a waiver or consent. Although we and GOV believe the Merger and the other Transactions would not trigger such rights, there is no assurance that such counterparties or holders of debt securities will not assert otherwise and seek to exercise any such rights, including termination or repurchase rights where available, that the exercise of any such rights will not result in a material adverse effect on GOV, us or the combined company or that any modifications of such agreements will not result in a material adverse effect on GOV, us or the combined company.

GOV may not complete its plan to sell certain assets to reduce its leverage and any failure to complete such asset sales could adversely affect the combined company's credit profile.

        Prior to the closing of the Merger, GOV expects to complete the sale of 20 properties (50 buildings) containing 3.4 million square feet for aggregate gross proceeds of approximately $440 million from the Other Asset Dispositions that have not yet been completed. One of these properties (one building) and one property portfolio with eight properties (34 buildings) are under contract to be sold for aggregate gross proceeds of $271.5 million and are subject to due diligence and customary closing conditions. One property portfolio with 11 properties (15 buildings) with aggregate estimated gross proceeds of approximately $168.5 million, is under a letter of intent, and consummation of this transaction is subject to negotiation of a binding purchase and sale agreement, including terms related to purchase price, and satisfaction of the conditions contained therein.

        We and GOV have also identified an additional approximately $750 million of assets to be sold by the combined company following the closing of the Merger. Our and GOV's estimated value of $750 million for these properties is based on our and GOV's knowledge of the properties, local markets and multiples on projected cash flows. This estimate involves multiple assumptions and judgements about future events that are inherently uncertain; accordingly, we can provide no assurance regarding the actual gross proceeds that will be realized if these sales are consummated and such amounts may be less than $750 million. Such properties, however, have not yet been marketed for sale by either GOV or us and the combined company may not be able to successfully sell these properties or may sell these properties at prices that are less than their current carrying values.

        GOV and, following the Merger, the combined company expects to use the proceeds from these asset sales to reduce the combined company's leverage. There can be no assurance that GOV, we or the combined company will be able to consummate any such asset sales on favorable terms or at all. Any potential asset sales would be dependent upon a number of factors that may be beyond GOV's, our or the combined company's control, including, among other factors, market conditions, industry trends, the interest of third parties in GOV's, our or the combined company's assets and the availability of financing to potential buyers on reasonable terms.

        Alternatively, in lieu of selling such properties, the combined company may sell some or all of the approximately 2.8 million shares of class A common stock of RMR Inc. that it will own following completion of the Merger. Any such sale would be subject to the sole discretion and approval of the combined company's board of trustees and there can be no assurance that the combined company will be able to consummate any such sale on favorable terms or at all. If GOV, we or the combined company is unable to divest such assets, or if any such divestitures take place on terms less favorable than currently anticipated, the combined company may have greater indebtedness than anticipated, which may negatively impact its credit profile or its ability to meet certain leverage targets, and could therefore impact negatively its ability to enhance its credit profile or maintain its credit rating in the future and/or make attractive acquisitions.

Each of us and GOV prior to the closing of the Merger expects to, and GOV following the closing of the Merger may, incur substantial costs related to the Merger and the other Transactions.

        Each of us and GOV prior to the closing of the Merger expects to, and GOV following the closing of the Merger may, incur significant costs in connection with the Merger and the other Transactions, and may incur unanticipated costs. While each company has assumed that a certain level of transaction and integration expenses will be incurred, there are factors beyond each of our and GOV's control that could affect the total amount or the timing of those expenses. Many of the expenses that may be incurred, by their nature, are difficult to estimate accurately at the present time. Although we and GOV each expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, may allow the combined company to offset those incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

Many of the properties of the combined company depend upon a single tenant for all or a majority of its rental income; therefore, GOV's financial condition, including its ability to make distributions to shareholders, may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

        Approximately 70% of the properties in our portfolio (excluding ILPT) to be acquired by GOV are occupied by only one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Such tenants face competition within their industries and other factors that could reduce their ability to make rent payments. Lease payment defaults by such tenants could cause the combined company to pay distributions at a lower rate than currently expected or to reduce the amount of distributions that it pays to its shareholders. A default by a single or major tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant or such tenant's election not to extend a lease upon its expiration could have an adverse effect on the combined company's financial condition, results of operations, liquidity and ability to pay distributions to its shareholders.

GOV shareholders and our shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management.

        GOV shareholders have the right to vote in the election of GOV's board of trustees and on certain other matters affecting GOV, as specified in GOV's declaration of trust, and our shareholders have the right to vote in the election of our Board of Trustees and on certain other matters affecting us, as specified in our declaration of trust. As a result of the issuance of a significant number of new GOV Common Shares in the Merger, it is expected that, immediately after the Merger is completed, based on the number of GOV Common Shares and our common shares outstanding as of the Record Date, the GOV shareholders immediately prior to the Merger will own approximately 51.6% of the GOV Common Shares outstanding as a result of the Merger and our shareholders immediately prior to the Merger will own approximately 48.4% of the GOV Common Shares outstanding as a result of the Merger. Accordingly, after the Merger, the GOV shareholders immediately prior to the Merger will own a smaller proportion of the outstanding GOV Common Shares than the proportion of outstanding GOV Common Shares that they owned at that time and, as a result, they will have less influence on the management and policies of the combined company than they now have on the management and policies of GOV. Also, after the Merger, our shareholders immediately prior to the Merger will own a smaller proportion of the outstanding GOV Common Shares than the proportion of our outstanding common shares that they owned at that time and, as a result, our shareholders immediately prior to the Merger will have less influence on the management and policies of the combined company than they now have on our management and policies.

The future financial results of GOV will suffer if GOV does not effectively manage its expanded portfolio following the Merger.

        Following the Merger, GOV will have an expanded portfolio and operations and may continue to expand its operations through additional acquisitions and other strategic transactions. As a result, GOV will face competition for tenants in additional markets, may face new challenges in attracting and retaining tenants and will likely compete with more investors for acquisition opportunities. The future success of GOV will depend, in part, upon its ability to attract and retain tenants in these new markets, manage its expansion and disposition opportunities, integrate new operations into its existing business in an efficient and timely manner, successfully monitor its operations and costs, and maintain necessary internal controls. GOV cannot be sure that it will be able to maintain current rents and occupancy at the properties it acquires, that expansion, acquisition or disposition opportunities will be successful, or that GOV will realize any expected revenue enhancements or other benefits from such transactions.

Risks Relating to Taxation

GOV may incur adverse tax consequences if we have failed or fail to qualify for taxation as a REIT for United States federal income tax purposes.

        If we have failed or fail to qualify for taxation as a REIT for United States federal income tax purposes and the Merger is completed, GOV may inherit significant tax liabilities and could lose its qualification for taxation as a REIT should our disqualifying activities continue after the Merger. Even if GOV retains its qualification for taxation as a REIT, if we do not qualify for taxation as a REIT for a taxable year before the Merger or that includes the Merger and if no relief is available, GOV will face serious tax consequences that could substantially reduce its cash available for distribution to its shareholders because:

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  GOV, as successor by merger to us, inherits any corporate income tax liabilities of us, including penalties and interest;

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  GOV would be subject to tax on the built-in gain on each asset of ours existing at the Effective Time if GOV were to dispose of an asset of ours during a specified period (generally five years) following the Effective Time; and

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  GOV, as successor by merger to us, inherits any of our earnings and profits and could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including interest payments to the United States Internal Revenue Service, or the IRS) to eliminate any earnings and profits accumulated by us for taxable periods for which we did not qualify for taxation as a REIT.

        As a result of these factors, our failure before the Merger to qualify for taxation as a REIT could impair GOV's ability after the Merger to expand its business and raise capital, and could materially adversely affect the value of GOV Common Shares.

        Finally, if there is an adjustment to our real estate investment trust taxable income or dividends paid deductions, GOV could elect to use the deficiency dividend procedure in respect of preserving our REIT qualification. That deficiency dividend procedure could require GOV to make significant distributions to its shareholders and to pay significant interest to the IRS.

REITs are subject to a range of complex organizational and operational requirements.

        As REITs, we and GOV each must distribute to our respective shareholders with respect to each taxable year at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with United States generally accepted accounting principles), without regard to the deduction for distributions paid and excluding net capital gain. A REIT must also meet certain requirements with respect to the nature of its income and assets and the ownership of its shares. For any taxable year that we or GOV fail to qualify for taxation as a REIT, we or GOV, as applicable, will not be allowed a deduction for distributions paid to our or GOV's shareholders, as applicable, in computing taxable income, and thus would become subject to United States federal income tax as if we or GOV were a regular taxable corporation. In such an event, we or GOV, as the case may be, could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, we or GOV, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which we or GOV lost our qualification, and dispositions of assets within five years after requalifying as a REIT could give rise to gain that would be subject to corporate income tax. If we or GOV failed to qualify for taxation as a REIT, the market price of GOV Common Shares may decline, and GOV may need to reduce substantially the amount of distributions to its shareholders because of its potentially increased tax liability.

A portion of one of our shareholder's investment in our common shares may be returned to such shareholder as a taxable dividend.

        As a condition to the closing of the Merger, we agreed, subject to the satisfaction of certain conditions, to declare and pay the ILPT Distribution. The ILPT Distribution will be treated as a distribution by us to our shareholders in the amount of the fair market value of the ILPT common shares distributed. Because we expect the value of our total cash and other distributions for the taxable year in which the ILPT Distribution is paid to exceed our current and accumulated earnings and profits in such year, we expect that a portion of each cash or other distribution (including the ILPT Distribution) will be taxable to each of our shareholders as a taxable dividend and a portion will be treated as a reduction in such shareholder's adjusted tax basis in our shares.

Risks Relating to an Investment in GOV Common Shares Following the Merger

The market price of GOV Common Shares may decline as a result of the Merger.

        The market price of GOV Common Shares may decline as a result of the Merger if GOV does not achieve the perceived benefits of the Merger or the effect of the Merger on GOV's financial results is not consistent with the expectations of financial or industry analysts.

        In addition, upon consummation of the Merger, GOV shareholders and our shareholders will own GOV Common Shares, and GOV will operate an expanded business with a different mix of properties, risks and liabilities. Current GOV shareholders and our shareholders may not wish to continue to invest in GOV as the combined company, or for other reasons may wish to dispose of some or all of their GOV Common Shares. If, following the Effective Time, large amounts of GOV Common Shares are sold, the price of GOV Common Shares could decline.

Following the Merger, the combined company will not continue to pay distributions at or above the rate currently paid by GOV or us.

        Following the Merger, we and GOV expect that the combined company's annual distribution will range between $0.50 and $0.60 per common share of beneficial interest (before giving effect to the one-for-four reverse stock split described above), based on a target payout ratio of 75% of the combined company's projected cash available for distribution, which is below GOV's current annualized distribution of $1.72 per share and our current annualized distribution of $2.04 per share. The combined company may not be able to increase or maintain this expected distribution rate for various reasons, including the following:

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  the combined company may not have enough cash to pay such distributions due to capital spending requirements, or changes in its cash requirements, cash flow or financial position;

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  decisions on whether, when and in what amounts to pay any future distributions will remain at all times entirely at the discretion of the combined company's board of trustees, which reserves the right to change the combined company's distribution practices at any time and for any reason, subject to applicable REIT requirements; and

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  any of the other risks described herein or in our Annual Report or GOV's Annual Report on Form 10-K for the year ended December 31, 2017.

        The timing, amount and form of any future combined company distributions will be determined at the discretion of the combined company's board of trustees, and the combined company shareholders will have no contractual or other legal right to distributions that have not been declared by the GOV board of trustees.

Risks Related to this Offering and our Common Shares

The market price of our common shares could be negatively affected by the sale of the significant number of shares in this offering.

        GOV is selling 24,918,421 of our common shares in this offering, which represents approximately 27.8% of our outstanding common shares as of June 30, 2018. The sale of this significant number of our common shares could result in a decrease of, and additional volatility in, the market price of our common shares.

The market price of our common shares may be volatile.

        We cannot predict what effect this offering may have on the price of our common shares or the volume of the transactions involving our common shares in the market. Sales of a substantial amount of our common shares, such as the sale contemplated by this prospectus supplement, or the perception that such sales could occur, could adversely affect the liquidity of the market for our common shares or their price. Large price changes or low volume may preclude you from buying or selling our common shares at all, or at any particular price or during a time frame that satisfies your investment objectives.

Even if this offering is completed, the Merger may not be consummated and the ILPT Distribution may not take place, which could have an adverse impact on the market price of our common shares.

        We and GOV are working to consummate the Merger by December 31, 2018, but the Merger is subject to a number of closing conditions. Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Merger will not be completed. Certain of the conditions that remain to be satisfied include, but are not limited to:

  •
  the receipt of the approval of the Merger by our shareholders and approval of the issuance of the GOV Common Shares to be issued in the Merger by GOV's shareholders;

  •
  the absence of any law or order by any governmental authority prohibiting, making illegal, enjoining or otherwise restricting, preventing or prohibiting the consummation of the Merger, the issuance of the GOV Common Shares to be issued in the Merger or the other Transactions;

  •
  the SEC having declared effective the registration statement on Form S-4 filed by GOV with the SEC to register the GOV Common Shares to be issued in the Merger, and such registration statement not being the subject of any stop order proceedings seeking a stop order;

  •
  the approval of Nasdaq for the listing of the GOV Common Shares to be issued in the Merger, subject to official notice of issuance;

  •
  GOV having effected the sale of our common shares offered by GOV by this prospectus supplement and the accompanying prospectus;

  •
  our having declared following the receipt of the requisite shareholder approvals described herein and, at least one business day prior to the closing date, paid the ILPT Distribution, subject to the satisfaction of the other mutual closing conditions and the condition that no event, change, effect or development has occurred that has had, or would reasonably be expected to have, a material adverse effect for either GOV or us;

  •
  the accuracy of all representations and warranties made by GOV and us in the Merger Agreement and performance by GOV and us of our obligations under the Merger Agreement (subject in most cases to materiality or material adverse effect qualifications), and receipt of an officer's certificate from each of GOV and us attesting thereto;

  •
  the receipt by each of GOV and us of an opinion of our respective tax counsel to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC, and (ii) we and GOV will each be a party to that reorganization within the meaning of Section 368(b) of the IRC; and

  •
  the receipt by each of GOV and us of an opinion of counsel dated as of the closing date of the Merger regarding such party's qualification for taxation as a REIT.

        As a result of the aforementioned conditions, the Merger may not close as scheduled or at all. In addition, either we or GOV may terminate the Merger Agreement under certain circumstances. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Merger. Accordingly, if you decide to purchase our common shares in this offering, you should do so recognizing that we may not complete the Merger. Additionally, the anticipated ILPT Distribution will only be made if certain conditions are satisfied, including requisite shareholder approvals. If a new record date is set for the special meeting, GOV will no longer be able to vote its 27.8% of our outstanding common shares owned as of the Record Date, which may result in the requisite shareholder approval not being obtained. If the required approvals of our shareholders and GOV's shareholders are not obtained, we do not expect that we will complete the ILPT Distribution. The market price of our common shares may be influenced by the value of the GOV Common Shares and the ILPT common shares that will be received by our shareholders if the Transactions are consummated. If the Transactions are not consummated, our shareholders will not receive GOV Common Shares or the ILPT Distribution, and the market price of our common shares could decrease substantially. Failure to complete the Merger or any delays in completing the Merger could have an adverse impact on our future business, operations and results of operations and could negatively impact the market price of our common shares.

DISTRIBUTIONS

SIR Cash Distributions

        Our current cash distribution rate to shareholders is $0.51 per share per quarter, or $2.04 per share per year. Our distribution rate is set and reset from time to time by our Board of Trustees. The timing, amount and form of distributions are determined at the discretion of our Board of Trustees and will depend upon various factors that our Board of Trustees deems relevant, including our results of operations, our financial condition, debt and equity capital available to us, our expectation of our future capital requirements and operating performance, our FFO, our normalized FFO, our receipt of distributions from ILPT, restrictive covenants in our financing or other contractual arrangements (including those in our credit agreement and senior notes indenture and its supplements), tax law requirements to maintain our qualification for taxation as a REIT, restrictions under Maryland law and our expected needs and availability of cash to pay our obligations. Therefore, we cannot assure you that we will continue to pay distributions in the future or that the amount of any distributions we do pay will not decrease.

        Subject to declaration by our Board of Trustees, we expect our next quarterly distribution to be declared in October 2018 and paid in November 2018, assuming the Merger has not been completed by such time. In addition, we are permitted under the Merger Agreement, upon prior notice to GOV, to declare and pay a pro rata cash quarterly distribution for the portion of the quarterly period ending on the closing date of the Merger. The decision to declare such a pro rata distribution will be determined at the discretion of our Board of Trustees, and our shareholders do not have any contractual or other legal right to such a distribution. Purchasers of common shares in this offering who continue to hold common shares on the record date(s) relating to any such distribution(s) will be entitled to receive such distribution(s) on the corresponding payment date.

ILPT Distribution

        As a condition to the closing of the Merger, we have agreed that we will, subject to the satisfaction or waiver of certain conditions, declare and, at least one business day prior to the Merger, pay, the ILPT Distribution. If such distribution is declared by our Board of Trustees and paid by us, purchasers of common shares in this offering who continue to hold common shares on the record date relating to the ILPT Distribution will be entitled to receive ILPT common shares. The characterization of this distribution will not be ultimately determined until after the close of the taxable year in which the ILPT Distribution has occurred. However, assuming that the ILPT Distribution occurs in 2018 and that the price of the ILPT common shares when distributed is approximately the same as on October 2, 2018, then it is expected that approximately half of our cash and other distributions for all of 2018 (including the ILPT Distribution) will be a nontaxable return of capital, and the balance will largely be a capital gain dividend, with approximately 5% of the total distribution comprising an ordinary REIT dividend. Nontaxable returns of capital are generally nontaxable to both U.S. and non-U.S. shareholders, while capital gain dividends are generally nontaxable to non-U.S. shareholders and taxable at preferential rates to certain U.S. shareholders; nevertheless, because withholding rates and policies are complex and very dependent upon the discretion of applicable withholding agents, withholding may apply to our cash and other distributions (including the ILPT Distribution) in excess of the substantive tax liability applicable to such distributions, and the applicable shareholder may have to claim a refund from the IRS to receive the overwithheld amounts.

The Combined Company—Expected Distributions

        If the Merger is completed and you receive GOV Common Shares in exchange for your SIR common shares, you will not receive distributions at the same rate that you did as a SIR shareholder prior to the Merger. We and GOV expect that the combined company's annual distribution will range between $0.50 and $0.60 per common share (before giving effect to the one-for-four reverse stock split described above), based on a target payout ratio of 75% of the combined company's projected cash available for distribution after the proposed property sales of up to $750 million. The timing, amount and form of any future combined company distributions will be determined at the discretion of the combined company's board of trustees, and the combined company's shareholders will have no contractual or other legal right to distributions that have not been declared by the combined company's board of trustees. See "Risk Factors—Risks Relating to an Investment in GOV Common Shares Following the Merger—Following the Merger, the combined company will not continue to pay distributions at or above the rate currently paid by GOV or us."

 USE OF PROCEEDS

        All of the common shares offered by this prospectus supplement are being sold by the selling shareholder, and the selling shareholder will receive all of the net proceeds from the sale of such shares. We will not receive any of the proceeds from the sale of common shares by the selling shareholder in this offering. For more information about the selling shareholder, see "Selling Shareholder."

 SELLING SHAREHOLDER

        On July 8, 2014, GOV and RMR LLC entered into a stock purchase agreement with Equity Commonwealth (formerly, CommonWealth REIT), or EQC, pursuant to which, among other things, on July 9, 2014, GOV acquired from EQC 21,500,000 of our common shares for an aggregate purchase price of $688.8 million. On February 28, 2015, GOV entered into a share purchase agreement with Lakewood Capital Partners, LP, or Lakewood, the other persons who were members of a group with Lakewood, and, for the purpose of specified sections, us, pursuant to which, on March 4, 2015, GOV acquired 3,418,421 of our common shares from Lakewood for an aggregate purchase price of $95.2 million.

        As described above under "Summary—Pending Merger of SIR with and into GOV and certain other Transactions—Other Transactions," one of the conditions to the completion of the Merger is the sale by GOV of all of our common shares that it owns. Pursuant to a registration agreement entered in connection with the Merger Agreement, we agreed to file this prospectus supplement and the accompanying prospectus, as well as the registration statement of which they form a part. GOV has agreed to pay all the costs and expenses related to this offering, including those of us and our affiliates.

        For further information about our relationships with GOV, RMR LLC and related person transactions, please see the September 2018 Form 8-K, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, or our June 2018 Quarterly Report, our Annual Report, our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders, or our Proxy Statement, and our other filings with the SEC, including Notes 12 and 13 to our condensed consolidated financial statements included in our June 2018 Quarterly Report and the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions" and "Warning Concerning Forward Looking Statements" of our June 2018 Quarterly Report, Notes 13 and 14 to our consolidated financial statements included in our Annual Report and the sections captioned "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions" and "Warning Concerning Forward Looking Statements" of our Annual Report and the section captioned "Related Person Transactions" and the information regarding our Trustees and executive officers included in our Proxy Statement, all of which are incorporated by reference into this prospectus supplement. In addition, please see the sections captioned "Risk Factors" above and in our Annual Report for descriptions of risks that may arise as a result of these and other such relationships and related person transactions.

        The following table sets forth the beneficial ownership of our common shares by GOV, as the selling shareholder, as of October 2, 2018 and immediately after the completion of this offering by the selling shareholder. To our knowledge, the selling shareholder has sole voting and investment power with respect to all of the common shares shown as beneficially owned by the selling shareholder. The percentage in the table below reflects beneficial ownership immediately prior to and immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is based on 89,550,528 SIR common shares outstanding as of October 2, 2018, which includes 24,918,421 of our common shares to be sold by the selling shareholder.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned After the Offering
	Number	Percentage	Number	Percentage
Government Properties Income Trust	24,918,421	27.8%	0	0%

 MATERIAL UNITED STATES FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

General

        The following supplements and updates the summary of U.S. federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of our common shares in our Annual Report, which summary is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of Item 1 of our Annual Report captioned "Material United States Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the discussion in the section of Item 8.01 of the September 2018 Form 8-K captioned "Material United States Federal Income Tax Considerations," in all material respects are the material U.S. federal income tax considerations and the material ERISA considerations relevant to holders of our common shares, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified for taxation as a REIT under the IRC for our 2012 through 2017 taxable years, and that our current and anticipated investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the IRC, it being understood that our actual qualification and taxation as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the IRC, and (2) that under the "plan assets" regulations promulgated by the U.S. Department of Labor under ERISA, our common shares are "publicly offered securities" and our assets will not be deemed to be "plan assets" in respect of any benefit plan investor who acquires our common shares in this offering.

        Subject to the detailed discussion contained in our Annual Report, we believe that we have qualified, and we intend to remain qualified, for taxation as a REIT under the IRC. As a REIT, we generally will not be subject to federal income tax on our net income distributed as dividends to our shareholders. Our distributions to our shareholders generally are includable in such shareholders' income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for tax purposes as a return of capital to the extent of a shareholder's basis in our common shares, and reduce such shareholder's basis.

ILPT Distribution

        As described above, we have agreed, subject to the satisfaction of certain conditions, to declare and, at least one business day prior to the closing date of the Merger, pay the ILPT Distribution. Under the IRC, the ILPT Distribution will generally affect our shareholders in the same manner as any other distribution of cash or property that we make on our shares. The ILPT Distribution will be treated as a distribution by us to our shareholders in the amount of the fair market value of the ILPT common shares distributed. Because we expect the value of our total cash and other distributions for the taxable year in which the ILPT Distribution is paid to exceed our current and accumulated earnings and profits in such year, we expect that a portion of each cash or other distribution (including the ILPT Distribution) will be taxable to each of our shareholders as a taxable dividend and a portion will be treated as a reduction in such shareholder's adjusted tax basis in our shares. We may designate a portion of each such distribution as a capital gain dividend to our shareholders. Any portion exceeding a shareholder's adjusted basis in our shares will generally be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. shareholders at preferential maximum rates. Our shareholders will receive a tax basis in the ILPT common shares received equal to the fair market value at the time of the distribution of the ILPT common shares, and their holding period in those shares will commence on the day after the distribution. All applicable U.S. federal income tax reporting will be prepared using the publicly available share price for an ILPT common share as the fair market value for each such share that we distribute and that our shareholders receive. Withholding would typically apply to the distribution of ILPT common shares to a shareholder in the same manner as withholding applies in respect of any cash distribution to such shareholder. To satisfy any applicable withholding obligation, the applicable withholding agent may collect the amount of U.S. federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the ILPT common shares that the shareholder would otherwise receive or own, and the shareholder may bear brokerage or other costs for this withholding procedure.

        Subject to the detailed discussion contained in our Annual Report, we believe, and Sullivan & Worcester LLP has opined, that ILPT has qualified, and will remain qualified, for taxation as a REIT under the IRC. As a REIT, ILPT generally will not be subject to federal income tax on its net income distributed as dividends to its shareholders. A REIT's distributions to its shareholders generally are includable in such shareholders' income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for tax purposes as a return of capital to the extent of a shareholder's basis in the REIT's shares, and reduce such shareholder's basis. A holder of our common shares is urged to consult with their own tax advisor about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of ILPT common shares.

United States Federal Income Tax Consequences of the Merger

        The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the IRC. It is a condition to the completion of the Merger that our merger counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and Sullivan & Worcester LLP, merger counsel to GOV, each renders an opinion that (1) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (2) we and GOV will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Such opinions will be subject to customary exceptions, assumptions, and qualifications, and will be conditioned on the accuracy, as of the date of the Merger Agreement and as of the closing date of the Merger, of representations made by GOV and us regarding factual matters, and of covenants undertaken by GOV and us. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the Merger could differ from those described in the tax opinions and in this discussion. These tax opinions will represent the legal judgment of counsel rendering the opinion and will not be binding on the IRS or the courts; there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. Accordingly, the tax opinions are not a guarantee of the legal outcome of the Merger or any tax benefits that may be derived from the Merger. This discussion assumes that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC.

United States Federal Income Tax Consequences of the Merger to Holders of Our Common Shares

        A holder of our common shares generally will not recognize any gain or loss as a result of the Merger except in respect of any cash received in lieu of fractional GOV Common Shares (as discussed below). A holder of our common shares generally will have an aggregate tax basis in the GOV Common Shares it receives (including fractional shares deemed received and redeemed as described below) in the Merger equal to the shareholder's aggregate tax basis in our common shares surrendered pursuant to the Merger. The holding period for the GOV Common Shares received by a shareholder in connection with the Merger will include the holding period of our common shares surrendered in connection with the Merger. If a shareholder acquired any of our common shares at different prices and/or at different times, Treasury regulations provide guidance on how such shareholder may allocate its tax basis to GOV Common Shares received in the Merger and the holding period of such GOV Common Shares.

        A shareholder that receives cash in lieu of fractional GOV Common Shares generally will be treated as having received such fractional shares and then as having received such cash in redemption of the fractional shares. Gain or loss generally will be recognized by a U.S. shareholder based on the difference between the amount of cash received in lieu of the fractional shares and the portion of the shareholder's aggregate adjusted tax basis of our common shares surrendered which is allocable to the fractional shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period for such common shares exceeds one year at the time the Merger is consummated. A non-U.S. shareholder will generally not be subject to U.S. federal income taxation or withholding with respect to cash in lieu of fractional GOV Common Shares received, provided that such non-U.S. shareholder has properly certified to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form.

        We believe, and Sullivan & Worcester LLP has opined, that GOV has qualified, and will remain qualified, for taxation as a REIT under the IRC. As a REIT, GOV generally will not be subject to federal income tax on its net income distributed as dividends to its shareholders. A REIT's distributions to its shareholders generally are includable in such shareholders' income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for tax purposes as a return of capital to the extent of a shareholder's basis in the REIT's shares, and reduce such shareholder's basis. A holder of our common shares is urged to consult with their own tax advisor about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of GOV Common Shares.

Information Reporting, Backup Withholding and Foreign Account Withholding

        U.S. shareholders and non-U.S. shareholders may under specified circumstances be subject to information reporting, backup withholding and foreign account withholding.

        Backup withholding will not apply to a shareholder that either (1) furnishes on an IRS Form W-9 or substantially similar form a correct taxpayer identification number and certifies that it either is not subject to backup withholding or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption or (2) establishes on an applicable IRS Form W-8 or substantially similar form that it is a non-U.S. person. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the shareholder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        Foreign account withholding will not apply to a shareholder that holds its shares either (1) other than through a non-United States intermediary or (2) through a non-United States intermediary that complies with specified information reporting, certification and other requirements. Non-U.S. shareholders and shareholders who hold shares through a non-United States intermediary are encouraged to consult with their tax advisor regarding foreign account tax compliance.

ERISA Considerations

        Subject to the detailed discussion contained in our Annual Report, we intend to conduct our affairs so that our assets are not deemed to be "plan assets" of any individual retirement account, tax-favored account (such as an Archer MSA, Coverdell education savings account or health savings account), employee benefit plan subject to Title I of ERISA or other plan subject to Section 4975 of the IRC that acquires our common shares in this offering.

        We encourage you to consult your tax advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you of the acquisition, ownership and disposition of our common shares.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are serving as representatives, have severally agreed to purchase, and the selling shareholder has agreed to sell to the underwriters, the number of common shares listed opposite their names below:

Underwriter	Number of Common Shares
Citigroup Global Markets Inc.	5,640,707
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,640,706
Morgan Stanley & Co. LLC	5,640,706
RBC Capital Markets, LLC	2,705,571
Wells Fargo Securities, LLC	2,705,571
B. Riley FBR, Inc.	282,855
Robert W. Baird & Co. Incorporated	282,855
BB&T Capital Markets, a division of BB&T Securities, LLC	282,855
D.A. Davidson & Co.	282,855
Janney Montgomery Scott LLC	282,855
JMP Securities LLC	282,855
Oppenheimer & Co. Inc.	282,855
Raymond James & Associates, Inc.	282,855
BTIG, LLC	64,464
JonesTrading Institutional Services LLC	64,464
PNC Capital Markets LLC	64,464
Samuel A. Ramirez & Company, Inc.	64,464
SMBC Nikko Securities America, Inc.	64,464

Total	24,918,421

        The underwriters have agreed to purchase all of the common shares sold under the underwriting agreement if any of the common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the common shares, subject to prior sale by the selling shareholder, when, as and if sold to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions, Discounts and Expenses

        The representatives of the underwriters have advised us that the underwriters propose initially to offer the common shares to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.465375 per share. After the public offering, the public offering price and concession may be changed.

        The following table shows the public offering price, underwriting discount and proceeds, before expenses, to the selling shareholder.

Per Common Share
Public offering price	$18.25
Underwriting discount	$0.775625
Proceeds, before expenses, to the selling shareholder	$17.474375

        The expenses of this offering, not including the underwriting discount, are estimated to be approximately $750,000 and are payable by the selling shareholder.

        Each of Associated Investment Services, Inc., a FINRA member and subsidiary of Associated Banc-Corp, and First Hawaiian Bank is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

No Sales of Similar Securities

        We, our executive officers and our Trustees have agreed, with exceptions, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for common shares, or warrants to purchase common shares, and not to take certain other actions relating to our common shares, for a period of 60 days after the date of this prospectus supplement without the prior written consent of Citigroup Global Markets Inc.

The Nasdaq Stock Market LLC Listing

        Our common shares are listed on Nasdaq under the symbol "SIR."

Price Stabilization and Short Positions

        Until the distribution of the common shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing common shares. However, the underwriters may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in the common shares in connection with this offering, i.e., if they sell more common shares than are listed on the cover of this prospectus supplement, the underwriters may reduce that short position by purchasing common shares in the open market. Purchases of common shares to stabilize their price or to reduce a short position may cause the price of the common shares to be higher than it might be in the absence of such purchases.

        Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites is not part of this prospectus supplement. The representatives may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders.

Conflicts of Interest

        Affiliates of certain of the underwriters, including Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, are lenders under the selling shareholder's revolving credit facility and term loans. We have been advised by the selling shareholder that it intends to use the net proceeds from this offering to reduce its outstanding indebtedness. Accordingly, affiliates of these underwriters may receive pro rata portions of the net proceeds from this offering. In addition, Citigroup Global Markets Inc. is the exclusive financial advisor to GOV in the Merger and will receive a fee in connection with the consummation of the Merger.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of our common shares may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common shares without disclosure to investors under Chapter 6D of the Corporations Act.

        Our common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        Our common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the People's Republic of China

        This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People's Republic of China, or the PRC, and the common shares which are the subject of this prospectus supplement and the accompanying prospectus may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

        Our common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        Registration pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan, as amended, or the FIEA, has not been and will not be made with respect to the solicitation of an offer to purchase common shares on the ground that the solicitation qualifies as a "solicitation for a small number of investors" (as defined in Article 23-13, Paragraph 4 of the FIEA), and the shares are "securities" as defined in Article 2, Paragraph 2, Item 6 of the FIEA and being offered in accordance with Article 2, Paragraph 3, Item 3 of the FIEA where the shares are to be acquired by 499 or fewer investors. Prospective investors should be aware that Select Income REIT has not been and will not be registered under the FIEA as "type 2 financial instrument trader" (dainishu kinyushohin torihiki gyo) nor "investment management business" (toshi unyo gyo), and no transfer of common shares shall be permitted in any manner whatsoever if such transfer requires us to be registered as "type 2 financial instrument trader" (dainishu kinyushohin torihiki gyo) and/or "investment management business" (toshi unyo gyo) under the FIEA. In the event that we choose to rely on the exemption from registration requirement for "type 2 financial instrument trader" (dainishu kinyushohin torihiki gyo) as provided for in Article 63, Paragraph 1, Item 1 of the FIEA with respect to the offering and sale of the common shares of our common stock, the investor acknowledges and agrees that: (i) no common shares shall be sold to or held by any resident in Japan (including those who have been solicited in Japan to subscribe for the common shares) unless at least one "qualified institutional investor," as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA, or the QII, purchases and holds a share; (ii) the investors who are not QIIs in Japan (including those who have been solicited in Japan to subscribe for the common shares) that purchase or hold common shares shall be persons set forth in Article 17-12, Paragraph 1 of the Order for Enforcement of the Financial Instruments and Exchange Act, or Eligible Non-QIIs, and the number of Eligible Non-QIIs shall not exceed 49 during any given six months period (subject to the Rules of Integration as provided for under the FIEA); (iii) no common shares shall be sold to or held by any person falling under Article 63, Paragraph 1, Item 1, Sub-items (i) to (iii) of the FIEA (any such person being referred to as an "unqualified investor"); (iv) the investor does not and will not make us fall within the prohibited categories under Article 234-2 of the Cabinet Office Ordinance on Financial Instruments Business; (v) if the investor is a QII, it agrees not to transfer the common shares if (a) the transferee is not a QII or (b) the transferee is an unqualified investor; and (vi) if the investor is an Eligible Non-QIIs, it can transfer the common shares only in a single block transaction to a single transferee who is either a QII or an Eligible Non-QIIs and is not an unqualified investor, and all of the investor's common shares must be transferred to the transferee in such transaction. Furthermore, in the event that we choose to rely on the exemption from registration requirement for "investment management business" (toshi unyo gyo), no common shares shall be sold in Japan or held by Japanese investors, unless either (a): (i) all of the Japanese investors in the common shares who are "direct investors" (as defined in Article 16, Paragraph 1, Item 13 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA) are (x) QIIs or (y) those who have filed the notification form for special business activities for qualified institutional investors in respect of "investment management business" (as defined in Article 63, Paragraph 1, Item 2 of the FIEA) in accordance with Article 63, Paragraph 2 of the FIEA (the "Article 63 Notification"); (ii) all of the Japanese investors in the common shares who are "indirect investors" (as defined in Article 16, Paragraph 1, Item 13 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA), if any, are QIIs; (iii) the number of Japanese investors (including "indirect investors") in the common shares is not more than 9; and (iv) the aggregate amount of investment in the common shares made by the "direct investors" is not more than one-third (1/3) of the aggregate amount of the investment made by all investors in the common shares, or (b): (i) at least one QII holds, at any given time, a share; (ii) the investors who are not QIIs in Japan holding the common shares, if any, shall be eligible non-QIIs and the number of Eligible Non-QIIs does not exceed 49 during any given time; (iii) no common shares are sold to or held by unqualified investors; (iv) the investor does not and will not make us fall within the prohibited categories under Article 234-2 of the Cabinet Office Ordinance on Financial Instruments Business; and (v) we has filed the Article 63 Notification prior to the commencement of the management of the assets of us.

Notice to Prospective Investors in South Korea

        The common shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The common shares have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the common shares may not be re-sold to South Korean residents unless the purchaser of the common shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with such purchase.

Notice to Prospective Investors in Taiwan

        The common shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the common shares in Taiwan.

Notice to Prospective Investors in United Arab Emirates

        UAE.    The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. This offering does not constitute a public offer of common shares in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones. The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

        Dubai International Financial Centre.    This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. This prospectus supplement and the accompanying prospectus must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying prospectus. Our common shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our common shares offered should conduct their own due diligence on our common shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

 LEGAL MATTERS

        Saul Ewing Arnstein & Lehr LLP, Baltimore, Maryland, our Maryland lawyers, will issue an opinion about the legality of the common shares. Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, and Sidley Austin LLP, New York, New York, counsel to the underwriters, will also each issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon the opinion of Saul Ewing Arnstein & Lehr LLP. Sullivan & Worcester LLP also has passed upon our, GOV's and ILPT's qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP and Saul Ewing Arnstein & Lehr LLP also represent the selling shareholder and certain of its affiliates and RMR LLC, the manager of us and of GOV, ILPT and certain of their affiliates and related parties on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule included in GOV's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of GOV's internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. GOV's financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedules included in ILPT's Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. ILPT's financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information filed with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that SIR subsequently files with the SEC will automatically update and supersede the information below with respect to SIR. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

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  our Annual Report; our June 2018 Quarterly Report; our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018; our Current Reports on Form 8-K dated January 11, 2018, February 25, 2018, April 2, 2018, May 16, 2018 and September 14, 2018; and the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report, from our Proxy Statement;

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  GOV's Annual Report on Form 10-K for the year ended December 31, 2017; GOV's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018; GOV's Current Reports on Form 8-K dated February 25, 2018, April 3, 2018, May 24, 2018, September 14, 2018 and October 2, 2018; and the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of GOV's Annual Report on Form 10-K for the year ended December 31, 2017, from its definitive Proxy Statement for its 2018 Annual Meeting of Shareholders dated April 4, 2018;

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  ILPT's Annual Report on Form 10-K for the year ended December 31, 2017; ILPT's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018; and ILPT's Current Reports on Form 8-K dated January 11, 2018 and February 26, 2018; and

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  the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of this offering:

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  Reports filed under Sections 13(a) and (c) of the Exchange Act;

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  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

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  Any reports filed under Section 15(d) of the Exchange Act.

        Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.

        You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, or telephoning us at the following address:

Investor Relations
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8303

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED HEREIN OR THEREIN BY REFERENCE, CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

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  OUR AND GOV'S ABILITY TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, THIS OFFERING AND THE ILPT DISTRIBUTION,

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  OUR EXPECTATIONS REGARDING THE COMBINED COMPANY AFTER THE EFFECTIVENESS OF THE MERGER,

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  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

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  THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES OR THAT WE WILL BE ABLE TO OBTAIN REPLACEMENT TENANTS,

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  OUR ACQUISITIONS OF PROPERTIES,

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  OUR SALES OF PROPERTIES, INCLUDING THE OTHER ASSET DISPOSITIONS,

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  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

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  THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES, WHEN WE ENTER NEW LEASES, OR WHEN OUR RENTS RESET, INCLUDING RENT RESETS AT OUR SUBSIDIARY, ILPT'S, HAWAII PROPERTIES,

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  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS,

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  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY OR ILPT'S REVOLVING CREDIT FACILITY,

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  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

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  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL,

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  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

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  OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL,

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  OUR CREDIT RATINGS,

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  OUR EXPECTATION THAT OUR SHAREHOLDERS WILL BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH ILPT,

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  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH RMR INC.,

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  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

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  OUR QUALIFICATION FOR TAXATION AS A REIT, AND ILPT'S ABILITY TO QUALIFY AND MAINTAIN ITS QUALIFICATION FOR TAXATION AS A REIT,

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  THE CREDIT QUALITIES OF OUR TENANTS, AND

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  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FFO ATTRIBUTED TO US, NORMALIZED FFO ATTRIBUTED TO US, NET OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

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  THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

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  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

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  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

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  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

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  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, RMR LLC, RMR INC., ILPT, GOV, AIC AND OTHERS AFFILIATED WITH THEM, AND

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  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

        FOR EXAMPLE:

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  THE CLOSING OF OUR MERGER WITH GOV IS SUBJECT TO THE SATISFACTION OR WAIVER OF CONDITIONS, INCLUDING THE RECEIPT OF REQUISITE APPROVALS BY OUR AND GOV'S SHAREHOLDERS AND THE COMPLETION OF THIS OFFERING AND THE ILPT DISTRIBUTION. WE CANNOT BE SURE THAT ANY OR ALL OF SUCH CONDITIONS WILL BE SATISFIED OR WAIVED. ACCORDINGLY, THE MERGER MAY NOT CLOSE BY DECEMBER 31, 2018 OR AT ALL, OR THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS MAY CHANGE,

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  AS NOTED ABOVE, THE MERGER WILL REQUIRE APPROVAL OF OUR SHAREHOLDERS AND THE ISSUANCE OF GOV COMMON SHARES IN THE MERGER WILL REQUIRE APPROVAL OF THE GOV SHAREHOLDERS. SUCH APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS INCLUDED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4 FILED BY GOV WITH THE SEC ON SEPTEMBER 28, 2018. THE REGISTRATION STATEMENT ON FORM S-4 MUST BE REVIEWED AND DECLARED EFFECTIVE BY THE SEC BEFORE THE JOINT PROXY STATEMENT/PROSPECTUS CAN BE MAILED TO OUR SHAREHOLDERS AND GOV'S SHAREHOLDERS. THE AMOUNT OF TIME IT TAKES FOR THE SEC TO REVIEW AND DECLARE THE REGISTRATION STATEMENT EFFECTIVE IS BEYOND OUR AND GOV'S

    CONTROL. ACCORDINGLY, WE CANNOT BE SURE THAT THE MERGER AND THE OTHER TRANSACTIONS WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL OR THAT THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS WILL NOT CHANGE,

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  GOV OWNS A SIGNIFICANT NUMBER OF OUR COMMON SHARES AND ITS ABILITY TO COMPLETE THIS OFFERING OF THOSE SHARES IS SUBJECT TO MARKET CONDITIONS AND OTHER FACTORS, SOME OF WHICH ARE BEYOND GOV'S AND OUR CONTROL. AS A RESULT, THIS OFFERING OF THOSE SHARES MAY BE DELAYED OR MAY NOT BE COMPLETED,

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  THE ILPT DISTRIBUTION IS SUBJECT TO THE SATISFACTION OF SPECIFIED CONDITIONS, INCLUDING AMONG OTHER THINGS, OBTAINING THE REQUISITE SHAREHOLDER APPROVALS WITH RESPECT TO THE MERGER. WE CANNOT BE SURE WHEN OR IF THOSE CONDITIONS WILL BE SATISFIED OR THAT THE ILPT DISTRIBUTION WILL OCCUR,

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  COMPLETION OF THE ILPT DISTRIBUTION IS NOT CONDITIONED UPON CONSUMMATION OF THE MERGER. AS A RESULT, THERE IS A RISK THAT THE ILPT DISTRIBUTION WILL BE COMPLETED AND THE MERGER WILL NOT BE CONSUMMATED, LEAVING US A SIGNIFICANTLY SMALLER COMPANY THAT WILL NO LONGER BENEFIT FROM ILPT'S INCOME OR RECEIVE DISTRIBUTIONS FROM ILPT,

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  OUR EXPECTATIONS FOR THE COMBINED COMPANY AFTER THE EFFECTIVENESS OF THE MERGER, INCLUDING THAT GOV WILL EFFECT A REVERSE STOCK SPLIT OF THE COMBINED COMPANY'S COMMON SHARES, ARE CONTINGENT UPON THE CONSUMMATION OF THE MERGER AND THE OTHER TRANSACTIONS, AND MAY NOT OCCUR,

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  THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE TERMS THEREOF WERE EVALUATED, NEGOTIATED AND RECOMMENDED TO EACH OF OUR AND GOV'S BOARD OF TRUSTEES BY A SPECIAL COMMITTEE OF OUR AND GOV'S BOARD OF TRUSTEES, RESPECTIVELY, EACH COMPRISED SOLELY OF OUR AND GOV'S DISINTERESTED, INDEPENDENT TRUSTEES, RESPECTIVELY, AND WERE SEPARATELY APPROVED AND ADOPTED BY OUR AND GOV'S INDEPENDENT TRUSTEES AND BY OUR AND GOV'S BOARD OF TRUSTEES, AND UBS SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC. ACTED AS A FINANCIAL ADVISOR TO US AND GOV, RESPECTIVELY. DESPITE THIS PROCESS, WE COULD BE SUBJECT TO CLAIMS CHALLENGING THE MERGER OR OTHER TRANSACTIONS OR OUR ENTRY INTO THE MERGER AND RELATED AGREEMENTS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, GOV, ILPT, RMR LLC AND THEIR RELATED PERSONS AND ENTITIES OR OTHER REASONS, AND DEFENDING EVEN MERITLESS CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT,

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  THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY BE DELAYED OR MAY NOT BE COMPLETED,

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  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM ILPT. WE MAY BE

    UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

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  FOLLOWING THE ILPT DISTRIBUTION AND COMPLETION OF THE MERGER, THE COMBINED COMPANY'S ANNUAL DISTRIBUTION RATE IS EXPECTED TO RANGE BETWEEN $0.50 AND $0.60 PER COMMON SHARE (BEFORE GIVING EFFECT TO THE ONE-FOR-FOUR REVERSE STOCK SPLIT). THERE IS NO ASSURANCE THAT THE COMBINED COMPANY WILL PAY OR MAINTAIN THAT, OR ANY OTHER, LEVEL OF DISTRIBUTION,

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  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

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  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS AND LETTERS OF INTENT MAY NOT BE SATISFIED AND ANY EXPECTED ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE,

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  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

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  MOST OF ILPT'S HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON THEN CURRENT FAIR MARKET VALUES. REVENUES FROM ILPT'S PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR AND OUR PREDECESSOR'S AND ILPT'S OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. ALTHOUGH ILPT EXPECTS THAT RENTS FOR ITS HAWAII PROPERTIES WILL INCREASE IN THE FUTURE, ILPT CANNOT BE SURE THEY WILL. FUTURE RENTS FROM THESE PROPERTIES COULD DECREASE OR NOT INCREASE TO THE EXTENT THEY HAVE IN THE PAST,

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  WE MAY NOT SUCCEED IN FURTHER DIVERSIFYING OUR REVENUE SOURCES AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

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  ILPT'S POSSIBLE REDEVELOPMENT OF CERTAIN OF ITS HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL,

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  OUR LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE EXPECT, AND OUR LEASING RELATED OBLIGATIONS MAY INCREASE,

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  THE UNEMPLOYMENT RATE OR ECONOMIC CONDITIONS IN AREAS WHERE OUR PROPERTIES ARE LOCATED MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES OR OTHER CONDITIONS MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RENTS AND OUR FINANCIAL RESULTS MAY DECLINE,

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  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY HAVE MADE

    SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED,

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  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

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  WE MAY INCUR SIGNIFICANT COSTS TO PREPARE A PROPERTY FOR A TENANT, PARTICULARLY FOR SINGLE TENANT PROPERTIES,

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  INCREASING DEVELOPMENT OF INDUSTRIAL AND LOGISTICS PROPERTIES MAY REDUCE THE DEMAND FOR, AND ILPT'S RENTS FROM, ILPT'S PROPERTIES,

  •
  WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL,

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  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY AND ILPT'S REVOLVING CREDIT FACILITY IS SUBJECT TO US AND ILPT, AS THE CASE MAY BE, SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE AND ILPT MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY AND ILPT'S REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY MAY BE INCREASED TO UP TO $1.85 BILLION IN CERTAIN CIRCUMSTANCES AND THE MAXIMUM BORROWING AVAILABILITY UNDER ILPT'S REVOLVING CREDIT FACILITY MAY BE INCREASED TO UP TO $1.5 BILLION IN CERTAIN CIRCUMSTANCES. HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY OR ILPT'S REVOLVING CREDIT FACILITY IS SUBJECT TO US AND ILPT, AS THE CASE MAY BE, OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY, AND ILPT HAS THE OPTION TO EXTEND THE MATURITY DATE OF ITS REVOLVING CREDIT FACILITY, UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS, RESPECTIVELY. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET,

  •
  WE RECEIVED AN ASSESSMENT FROM THE STATE OF WASHINGTON FOR REAL ESTATE EXCISE TAX, INTEREST AND PENALTIES OF $2.8 MILLION ON CERTAIN PROPERTIES WE ACQUIRED IN CONNECTION WITH OUR ACQUISITION OF COLE CORPORATE INCOME TRUST, INC. IN JANUARY 2015. ALTHOUGH WE BELIEVE WE ARE NOT LIABLE FOR THIS TAX AND ARE DISPUTING THIS ASSESSMENT, WE MAY NOT SUCCEED IN HAVING ALL OR ANY PART OF THIS ASSESSMENT NULLIFIED,

  •
  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND ILPT'S REVOLVING CREDIT FACILITY, THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND THE UNUSED FEE PAYABLE ON ILPT'S REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS AND ILPT'S LEVERAGE, RESPECTIVELY. FUTURE CHANGES IN OUR CREDIT

    RATINGS AND ILPT'S LEVERAGE MAY CAUSE THE INTEREST AND FEES WE AND ILPT PAY, RESPECTIVELY, TO INCREASE,

  •
  RMR INC. MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US,

  •
  ILPT MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, AND INCLUDING AFTER THE ILPT DISTRIBUTION,

  •
  THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, AND

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., ILPT, GOV, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE.

        CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS, THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. MANY OF THESE FACTORS ALSO APPLY TO ILPT AND ITS BUSINESS, OPERATIONS, LIQUIDITY AND FINANCIAL CONDITION, THE REALIZATION OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT US, PARTICULARLY IF ILPT IS UNABLE TO MAKE DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN OUR ANNUAL REPORT OR IN OUR OTHER FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS", OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SELECT INCOME REIT, DATED MARCH 9, 2012, AS AMENDED, AS FILED WITH STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SELECT INCOME REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SELECT INCOME REIT. ALL PERSONS DEALING WITH SELECT INCOME REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SELECT INCOME REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

SELECT INCOME REIT

Common Shares of Beneficial Interest

        We or our selling security holders may offer, issue and sell, from time to time, in one or more offerings common shares of beneficial interest.

        This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of the securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in these securities.

        We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.

        Our common shares of beneficial interest are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol "SIR."

        Investment in our securities involves risk, including those described under "Risk Factors" beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2018.

i

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "SIR" mean Select Income REIT, unless the context indicates otherwise.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.

        This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of the securities. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

OUR COMPANY

        We are a real estate investment trust, or REIT, organized under Maryland law that has qualified to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the IRC. We and our subsidiaries primarily own properties that are primarily net leased to single tenants. We have no employees. Services which would otherwise be provided to us by employees are provided by The RMR Group LLC, our manager, or RMR LLC, and by our managing trustees and officers. As of June 30, 2018, our consolidated portfolio consisted of 367 buildings, leasable land parcels and easements with approximately 45.7 million rentable square feet. As of June 30, 2018, we also owned 45,000,000 common shares of beneficial interest, $.01 par value per share, of Industrial Logistics Properties Trust, or ILPT, or approximately 69.2% of ILPT's outstanding common shares as of such date.

        As described in our Current Report on Form 8-K dated September 14, 2018, or the September 2018 Form 8-K, on September 14, 2018, we entered an Agreement and Plan of Merger, or the Merger Agreement, with Government Properties Income Trust, a Maryland REIT, or GOV, and GOV's wholly owned subsidiary, GOV MS REIT, a Maryland REIT, or Merger Sub, pursuant to which we have agreed to merge with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger, or the Merger. We expect that immediately after the Merger, Merger Sub will merge with and into GOV, with GOV as the surviving entity, and GOV will change its name to "Office Properties Income Trust". Pursuant to the terms and subject to the conditions and limitations set forth in the Merger Agreement, at the effective time of the Merger, each of our issued and outstanding common shares will be converted into the right to receive 1.04 newly issued common shares of beneficial interest, $.01 par value per share, of GOV, subject to adjustment as described in the Merger Agreement with cash paid in lieu of fractional shares. Pursuant to the Merger Agreement, we and GOV have agreed that, prior to the effective time of the Merger, GOV will sell, for cash consideration, the 24,918,421 of our common shares beneficially owned by GOV, or the Secondary Sale, and we will, subject to the satisfaction or waiver of certain conditions, declare and, at least one business day prior to the Merger, pay a pro rata distribution to our shareholders of the 45,000,000 common shares of ILPT that we own, or the ILPT Distribution. The foregoing is a summary of the Merger Agreement, the Merger, the Secondary Sale and the ILPT Distribution and does not contain all of the information that may be important to you. For a complete description of the Merger Agreement, the Merger, the Secondary Sale and the ILPT Distribution, please refer to the September 2018 Form 8-K, which has previously been filed with the SEC and is incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby. See "Where You Can Find More Information".

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8303. Our website is www.sirreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Information Incorporated by Reference"), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or our Annual Report, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED HEREIN BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR AND GOV'S ABILITY TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, THE SECONDARY SALE AND THE ILPT DISTRIBUTION,

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  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

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  THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES OR THAT WE WILL BE ABLE TO OBTAIN REPLACEMENT TENANTS,

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  OUR ACQUISITIONS OF PROPERTIES,

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  OUR SALES OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

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  THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES, WHEN WE ENTER NEW LEASES, OR WHEN OUR RENTS RESET, INCLUDING RENT RESETS AT OUR SUBSIDIARY, ILPT'S, HAWAII PROPERTIES,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS,

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  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY OR ILPT'S REVOLVING CREDIT FACILITY,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL,

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  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

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  OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL,

  •
  OUR CREDIT RATINGS,

  •
  OUR EXPECTATION THAT OUR SHAREHOLDERS WILL BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH ILPT,

  •
  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC.,

  •
  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

  •
  OUR QUALIFICATION FOR TAXATION AS A REIT, AND ILPT'S ABILITY TO QUALIFY AND MAINTAIN ITS QUALIFICATION FOR TAXATION AS A REIT,

  •
  THE CREDIT QUALITIES OF OUR TENANTS, AND

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  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS ATTRIBUTED TO US, NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTED TO US, NET OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

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  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

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  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

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  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

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  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, RMR LLC, RMR INC., ILPT, GOV, AIC AND OTHERS AFFILIATED WITH THEM, AND

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  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

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  THE CLOSING OF OUR MERGER WITH GOV IS SUBJECT TO THE SATISFACTION OR WAIVER OF CONDITIONS, INCLUDING THE RECEIPT OF REQUISITE APPROVALS BY OUR AND GOV'S SHAREHOLDERS AND THE COMPLETION OF THE SECONDARY SALE AND THE ILPT DISTRIBUTION. WE CANNOT BE SURE THAT ANY OR ALL OF SUCH CONDITIONS WILL BE SATISFIED OR WAIVED. ACCORDINGLY, THE MERGER MAY NOT CLOSE WHEN EXPECTED OR AT ALL, OR THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS MAY CHANGE,

  •
  AS NOTED ABOVE, THE MERGER WILL REQUIRE APPROVAL OF OUR SHAREHOLDERS AND THE ISSUANCE OF GOV COMMON SHARES IN THE MERGER WILL REQUIRE APPROVAL OF THE GOV SHAREHOLDERS. SUCH APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS INCLUDED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4 FILED BY GOV WITH THE SEC ON SEPTEMBER 28, 2018. THE REGISTRATION STATEMENT ON FORM S-4 MUST BE REVIEWED AND DECLARED EFFECTIVE BY THE SEC BEFORE THE JOINT PROXY STATEMENT/PROSPECTUS CAN BE MAILED TO OUR SHAREHOLDERS AND GOV'S SHAREHOLDERS. THE AMOUNT OF TIME IT TAKES FOR THE SEC TO REVIEW AND DECLARE THE REGISTRATION STATEMENT EFFECTIVE IS BEYOND OUR AND GOV'S CONTROL. ACCORDINGLY, WE CANNOT BE SURE THAT THE MERGER AND THE OTHER TRANSACTIONS WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL OR THAT THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS WILL NOT CHANGE,

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  GOV OWNS A SIGNIFICANT NUMBER OF OUR COMMON SHARES AND ITS ABILITY TO COMPLETE THE SALE OF ALL OF THOSE SHARES AS CONTEMPLATED BY THE MERGER AGREEMENT IS SUBJECT TO MARKET CONDITIONS AND OTHER FACTORS, SOME OF WHICH ARE BEYOND GOV'S AND OUR CONTROL. AS A RESULT, THE SECONDARY SALE MAY BE DELAYED OR MAY NOT BE COMPLETED,

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  THE ILPT DISTRIBUTION IS SUBJECT TO THE SATISFACTION OF SPECIFIED CONDITIONS, INCLUDING AMONG OTHER THINGS, OBTAINING THE REQUISITE SHAREHOLDER APPROVALS WITH RESPECT TO THE MERGER. WE CANNOT BE SURE WHEN OR IF THOSE CONDITIONS WILL BE SATISFIED OR THAT THE ILPT DISTRIBUTION WILL OCCUR,

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  COMPLETION OF THE ILPT DISTRIBUTION IS NOT CONDITIONED UPON CONSUMMATION OF THE MERGER. AS A RESULT, THERE IS A RISK THAT THE ILPT DISTRIBUTION WILL BE COMPLETED AND THE MERGER WILL NOT BE CONSUMMATED, LEAVING US A SIGNIFICANTLY SMALLER COMPANY THAT WILL NO LONGER BENEFIT FROM ILPT'S INCOME OR RECEIVE DISTRIBUTIONS FROM ILPT,

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  THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE TERMS THEREOF WERE EVALUATED, NEGOTIATED AND RECOMMENDED TO EACH OF OUR AND GOV'S BOARD OF TRUSTEES BY A SPECIAL COMMITTEE OF OUR AND GOV'S BOARD OF TRUSTEES, RESPECTIVELY, EACH COMPRISED SOLELY OF OUR AND GOV'S DISINTERESTED, INDEPENDENT TRUSTEES, RESPECTIVELY, AND WERE SEPARATELY APPROVED AND ADOPTED BY OUR AND GOV'S INDEPENDENT TRUSTEES AND BY OUR AND GOV'S BOARD OF TRUSTEES, AND UBS SECURITIES LLC AND CITIGROUP GLOBAL MARKETS INC. ACTED AS A FINANCIAL ADVISOR TO US AND GOV, RESPECTIVELY. DESPITE THIS PROCESS, WE COULD BE SUBJECT TO CLAIMS CHALLENGING THE MERGER OR OTHER TRANSACTIONS OR OUR ENTRY INTO THE MERGER AND RELATED AGREEMENTS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, GOV, ILPT, RMR LLC AND THEIR RELATED PERSONS AND ENTITIES OR OTHER REASONS, AND DEFENDING EVEN MERITLESS CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT,

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM ILPT. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

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  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

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  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND ANY EXPECTED ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

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  MOST OF ILPT'S HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON THEN CURRENT FAIR MARKET VALUES. REVENUES FROM ILPT'S PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR AND OUR PREDECESSOR'S AND ILPT'S OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. ALTHOUGH ILPT EXPECTS THAT RENTS FOR ITS HAWAII PROPERTIES WILL INCREASE IN THE FUTURE, ILPT CANNOT BE SURE THEY WILL. FUTURE RENTS FROM THESE PROPERTIES COULD DECREASE OR NOT INCREASE TO THE EXTENT THEY HAVE IN THE PAST,

  •
  WE MAY NOT SUCCEED IN FURTHER DIVERSIFYING OUR REVENUE SOURCES AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

  •
  ILPT'S POSSIBLE REDEVELOPMENT OF CERTAIN OF ITS HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL,

  •
  OUR LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE EXPECT, AND OUR LEASING RELATED OBLIGATIONS MAY INCREASE,

  •
  THE UNEMPLOYMENT RATE OR ECONOMIC CONDITIONS IN AREAS WHERE OUR PROPERTIES ARE LOCATED MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES OR OTHER CONDITIONS MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RENTS AND OUR FINANCIAL RESULTS MAY DECLINE,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

  •
  WE MAY INCUR SIGNIFICANT COSTS TO PREPARE A PROPERTY FOR A TENANT, PARTICULARLY FOR SINGLE TENANT PROPERTIES,

  •
  INCREASING DEVELOPMENT OF INDUSTRIAL AND LOGISTICS PROPERTIES MAY REDUCE THE DEMAND FOR, AND ILPT'S RENTS FROM, ILPT'S PROPERTIES,

  •
  WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY AND ILPT'S REVOLVING CREDIT FACILITY IS SUBJECT TO US AND ILPT, AS THE CASE MAY BE, SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE AND ILPT MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY AND ILPT'S REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY MAY BE INCREASED TO UP TO $1.85 BILLION IN CERTAIN CIRCUMSTANCES AND THE MAXIMUM BORROWING AVAILABILITY UNDER ILPT'S REVOLVING CREDIT FACILITY MAY BE INCREASED TO UP TO $1.5 BILLION IN CERTAIN CIRCUMSTANCES. HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR

    REVOLVING CREDIT FACILITY OR ILPT'S REVOLVING CREDIT FACILITY IS SUBJECT TO US AND ILPT, AS THE CASE MAY BE, OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY, AND ILPT HAS THE OPTION TO EXTEND THE MATURITY DATE OF ITS REVOLVING CREDIT FACILITY, UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS, RESPECTIVELY, HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET,

  •
  WE RECEIVED AN ASSESSMENT FROM THE STATE OF WASHINGTON FOR REAL ESTATE EXCISE TAX, INTEREST AND PENALTIES OF $2.8 MILLION ON CERTAIN PROPERTIES WE ACQUIRED IN CONNECTION WITH OUR ACQUISITION OF COLE CORPORATE INCOME TRUST, INC. IN JANUARY 2015. ALTHOUGH WE BELIEVE WE ARE NOT LIABLE FOR THIS TAX AND ARE DISPUTING THIS ASSESSMENT, WE MAY NOT SUCCEED IN HAVING ALL OR ANY PART OF THIS ASSESSMENT NULLIFIED,

  •
  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND ILPT'S REVOLVING CREDIT FACILITY, THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND THE UNUSED FEE PAYABLE ON ILPT'S REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS AND ILPT'S LEVERAGE, RESPECTIVELY. FUTURE CHANGES IN OUR CREDIT RATINGS AND ILPT'S LEVERAGE MAY CAUSE THE INTEREST AND FEES WE AND ILPT PAY, RESPECTIVELY, TO INCREASE,

  •
  RMR INC. MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US,

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  ILPT MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, AND INCLUDING AFTER THE ILPT DISTRIBUTION,

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  THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, AND

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., ILPT, GOV, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE.

        CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS, THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. MANY OF THESE FACTORS ALSO APPLY TO ILPT AND ITS BUSINESS, OPERATIONS, LIQUIDITY AND FINANCIAL CONDITION, THE REALIZATION OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT US, PARTICULARLY IF ILPT IS UNABLE TO MAKE DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, AND IN OUR ANNUAL REPORT OR IN OUR OTHER FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS", OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER

IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SELECT INCOME REIT, DATED MARCH 9, 2012, AS AMENDED, AS FILED WITH STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SELECT INCOME REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SELECT INCOME REIT. ALL PERSONS DEALING WITH SELECT INCOME REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SELECT INCOME REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of the securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF COMMON SHARES OF BENEFICIAL INTEREST

        The following description of the terms of our common shares of beneficial interest, $.01 par value per share, or common shares, is only a summary. Because it is a summary, it does not contain all of the information that may be important to you. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.

        Our declaration of trust authorizes us to issue up to an aggregate of 125,000,000 shares of beneficial interest, all of which are currently designated as common shares. As of October 2, 2018, we had 89,550,528 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.

        Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

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  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

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  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        The transfer agent and registrar for our common shares is Equiniti Trust Company.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC or refer to the provisions of the Maryland REIT Law.

Restrictions on Ownership and Transfer of Shares

        Our declaration of trust provides that no person may own, or be deemed to own by virtue of applicable attribution provisions of the IRC, or beneficially own under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest, including our common shares. Our declaration of trust further prohibits (1) any person from beneficially or constructively owning our shares if that ownership would result in our being "closely held" under Section 856(h) of the IRC or otherwise cause us to fail to qualify for taxation as a REIT and (2) any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons.

        Our Board of Trustees, in its discretion, may exempt a person, prospectively or retroactively, from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being "closely held" under Section 856(h) of the IRC or otherwise failing to qualify for taxation as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.

        In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

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  the general reputation and moral character of the person requesting an exemption;

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  whether the person's ownership of shares would be direct or through ownership attribution;

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  whether the person's ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties;

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  whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies;

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  whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities that have jurisdiction over us; and

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  whether the person to whom the exemption would apply is attempting a change in control or to affect our policies in a way in which our Board of Trustees, in its discretion, considers adverse to our or our shareholders' best interests.

        Any attempted transfer of our shares which, if effective, would result in our shares being beneficially owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then our Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (1) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (2) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the date of our Board of Trustees' determination to have such transfer occur or at such other time determined by our Board of Trustees. The prohibited owner will generally not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim, cause of action or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary.

        Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

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  the prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the trustee's costs, expenses and compensation described below; and

    (2)
    the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the charitable trust; and

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  any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

        If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:

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  those shares will be deemed to have been sold on behalf of the charitable trust; and

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  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or other similar transaction, the market price per share on the day of the event causing that transfer; and

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  the market price on the date we or our designee accepts the offer.

        In either of the above cases, the price per share will be less our and the trustee's costs, expenses and compensation described below.

        We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and to provide to us such other information as we may request.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.

        Our declaration of trust provides that the trustee of the charitable trust is entitled to reasonable compensation for its services, as determined by agreement between our Board of Trustees and the trustee, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust.

        We are also entitled, without limiting a shareholder's other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our declaration of trust.

        The restrictions in our declaration of trust described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        The restrictions on transfer in our declaration of trust are intended to assist with REIT compliance under the IRC and otherwise to promote our orderly governance. These restrictions do not apply to RMR LLC or its affiliates (including GOV).

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of Trustees, but there may be not less than three Trustees.

        Our declaration of trust divides our Board of Trustees into three classes. At each annual meeting, shareholders elect the successors of the class of Trustees whose term expires at that meeting for a term expiring at the annual meeting held in the third year following the year of their election. We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Trustees, and any such change will be difficult to attain so long as GOV retains a significant amount of our common shares, unless GOV votes in favor of such change.

        There is no cumulative voting in the election of Trustees. Except as may be mandated by any applicable law or the listing requirements of the principal securities exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares of beneficial interest which may be hereafter created, (1) a plurality of all the votes cast at a meeting of our shareholders duly called and at which a quorum is present is required to elect a Trustee in an uncontested election of Trustees and (2) a majority of all the votes entitled to be cast for the election of Trustees at a meeting of our shareholders duly called and at which a quorum is present is required to elect a Trustee in a contested election (which is an election at which the number of nominees exceeds the number of Trustees to be elected at such meeting).

        In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees may hold over and continue to direct the management of our business and affairs. In the event of a vacancy on our Board of Trustees, including a vacancy caused by a resignation of a Trustee or by an increase in the number of Trustees, the vacancy may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust provides that a Trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of holders of not less than 75% of the outstanding shares entitled to be cast in the election of such Trustee, or (2) with or without cause, by the affirmative vote of not less than 75% of the remaining Trustees. This precludes shareholders from removing incumbent Trustees unless cause for removal exists and they can obtain a substantial affirmative vote of our common shares, and obtaining such vote will not be possible so long as GOV retains more than 25% of our voting shares unless GOV votes in favor of such removal.

        Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An "Independent Trustee" is one who is not an employee of our manager, RMR LLC, who is not involved in our day to day activities and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A "Managing Trustee" is one who has been an employee, officer or director of RMR LLC or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only (1) in our notice of the meeting, or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations of individuals for election to our Board of Trustees or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us, provided, further, however, that in the case of the annual meeting held in 2019, for a shareholder's written notice to be timely, it shall be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on October 23, 2018 nor earlier than September 23, 2018. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

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  requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s)

    hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

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  providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

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  requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

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  requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

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  requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

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  providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder(s) to any request for information will not cure any defect in the notice of the proposing shareholder(s) and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder's notice.

Meetings of Shareholders; Voting by Shareholders

        Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter unless such matter has been previously approved by our Board of Trustees, in which case the vote required for approval is a majority of votes cast at the meeting.

        Under our declaration of trust, subject to the provisions of any class or series of our shares then outstanding, our shareholders are entitled to vote on the following matters: (1) the election of Trustees and the removal of Trustees; (2) any amendment to our declaration of trust, merger or consolidation of us with or into, or sale of all or substantially all our assets to, another entity and our termination, in each case, to the extent a shareholder vote is required under the Maryland REIT Law, provided that such action has first been approved by at least 60% of our Board of Trustees, including 60% of our Independent Trustees; and (3) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our shareholders for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law.

Liability and Indemnification of Trustees and Officers

        The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by the Maryland REIT Law.

        The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former Trustee or officer of us or (2) any individual who, while a Trustee or officer of us and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are required to indemnify a Trustee or officer as described in this paragraph in connection with a proceeding initiated by him or her against us only if such proceeding was authorized by our Board of Trustees.

        We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be personally liable for any debt, claim, demand, judgment or obligation of any kind of ours by reason of being a shareholder.

        Our declaration of trust and bylaws provide that each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from a shareholder's breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of 18% per annum or the maximum amount permitted by law, from the date such costs or other amounts are incurred until the receipt of payment.

Disputes by Shareholders

        Our bylaws provide that actions brought against us or any Trustee, officer, manager (including RMR LLC or its successor), agent or employee of ours, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Forum for Certain Disputes

        Our bylaws provide that the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a duty owed by any of our Trustees, officers, managers, agents or employees to us or our shareholders, (3) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees arising pursuant to Maryland law or our declaration of trust or bylaws, including any disputes, claims or controversies brought by or on behalf of any of our shareholders or (4) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in our shares of beneficial interest is deemed to have notice of and consented to this provision. This choice of forum provision will limit a shareholder's ability to bring a claim in another judicial forum, including in a judicial forum that the shareholder believes is favorable for disputes with us or our Trustees, officers, managers, agents or employees, which may discourage lawsuits against us and our Trustees, officers, managers, agents or employees. This provision of our bylaws does not abrogate or supersede other provisions of our contracts which may require the resolution of such disputes by arbitration.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them, subject to any express restrictions adopted by our Trustees. Other than general legal principles applicable to self dealing by Trustees and interested Trustee transactions, there are currently no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our declaration of trust. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of

Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by RMR LLC or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  the affirmative vote of at least two thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one tenth or more but less than one third;

  •
  one third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two thirds vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

  •
  a majority requirement for the calling of a shareholder requested special meeting of shareholders.

        Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) have a classified board, (2) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, or the affirmative vote of not less than 75% of the remaining Trustees for the removal of any Trustee from our Board of Trustees with or without cause, (3) vest in our Board of Trustees the exclusive power to fix the number of Trustees, (4) require that a vacancy on our Board of Trustees be filled only by a majority of the remaining Trustees in office and for the replacement Trustee to serve for the remainder of the full term of the class of Trustees in which the vacancy occurred and (5) vest in our Board of Trustees the exclusive power to call meetings of our shareholders.

Amendments to Our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a Maryland REIT generally cannot amend its declaration of trust, convert or merge unless these actions are approved by at least two thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of dissolution, amendment of our declaration of trust, conversion and merger by a majority of all votes entitled to be cast on these actions provided the action has been approved by at least 60% of our Board of Trustees, including 60% of our Independent Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have been approved by at least 60% of our Board of Trustees, including 60% of our Independent Trustees, will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the IRC or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name or the name of any class or series of our shares, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust of any shareholder other than excepted holders, including RMR LLC and its affiliates, from owning more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

  •
  the division of our Trustees into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

  •
  shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees or for the election of Trustees in contested elections than for actions which are approved by our Trustees or for the election of Trustees in uncontested elections;

  •
  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

  •
  the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

  •
  required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

  •
  limitations on the ability of, and various requirements that must be satisfied in order for our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

  •
  the requirement that an individual Trustee may be removed by our shareholders, only with cause, by the affirmative vote of holders of not less than 75% of our common shares entitled to vote in the election of Trustees or, with or without cause, by the affirmative vote of not less than 75% of the remaining Trustees;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

  •
  the requirement that amendments to our declaration of trust may be made only if approved by at least 60% of our Trustees, including 60% of our Independent Trustees;

  •
  the business combination provisions of the MGCL, if the applicable resolution of our Board of Trustees is rescinded or if our Board's approval of a combination is not obtained;

  •
  the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated; and

  •
  for so long as GOV continues to hold a substantial ownership stake in us, GOV may effectively be able to elect all of the members of our Board of Trustees, including our Independent Trustees, and to control the outcome of any shareholder vote, including with respect to a change in control of us.

        In addition, our credit agreement governing our revolving credit and term loan facilities, or our credit agreement, and our shareholders agreement with AIC each also contain change in control provisions, which are further described below, and our business and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.

        For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our credit agreement provides that a change in our control, as defined in that agreement and including RMR LLC ceasing to act as our business and property manager, constitutes a default under such agreement, and a default under the agreement could result in a cross-default under our senior unsecured notes or our other debt. In addition, our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or a loss of our ownership interests in AIC or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private or other transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.

PLAN OF DISTRIBUTION

        We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as our or their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        We or our selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder's securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of New York law, and Saul Ewing Arnstein & Lehr LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP and Saul Ewing Arnstein & Lehr LLP also represent RMR LLC, our manager, ILPT, GOV and certain of their affiliates and related parties on various matters.

EXPERTS

        The consolidated financial statements of Select Income REIT appearing in Select Income REIT's Annual Report (Form 10-K) for the year ended December 31, 2017 including the schedules appearing therein, and the effectiveness of Select Income REIT's internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's website at www.sec.gov or by accessing our website at www.sirreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Information Incorporated by Reference"), is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on Nasdaq under the symbol "SIR," and you can review similar information concerning us at the office of Nasdaq at One Liberty Plaza, 165 Broadway, New York, New York 10006.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018;

  •
  our Current Reports on Form 8-K dated January 11, 2018, February 25, 2018, April 2, 2018, May 16, 2018 and September 14, 2018;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report from our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders dated February 20, 2018; and

  •
  the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8303, Attention: Investor Relations.

24,918,421 Shares

Select Income REIT

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Citigroup

BofA Merrill Lynch

Morgan Stanley

RBC Capital Markets

Wells Fargo Securities

B. RILEY FBR

Baird

BB&T Capital Markets

D.A. Davidson & Co.

Janney Montgomery Scott

JMP Securities

Oppenheimer & Co.

Raymond James

October 3, 2018